UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Anterix Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT SEPTEMBER 2, 2020 | 9:30AM EDT | VIRTUALSHAREHOLDERMEETING.COM/ATEX2020

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3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

July 20, 2020

Dear Stockholder:

You are cordially invited to attend the virtual 2020 Annual Meeting of Stockholders of Anterix Inc. on Wednesday, September 2, 2020, at 9:30 a.m. Eastern Daylight Time.  For your convenience, we are pleased to advise that the Annual Meeting will be a completely virtual meeting which will be conducted via live audio webcast. You will be able to attend the meeting via the internet, vote your shares electronically, and submit questions during the meeting by visiting:  http://www.virtualshareholdermeeting.com/ATEX2020. Details about how to attend the meeting online and submit questions during the meeting, and about the business to be conducted at the Annual Meeting are provided in the attached Notice of 2020 Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, your vote is important, and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you choose to attend the Annual Meeting, you may still vote your shares online during the meeting, even though you have previously voted or returned your proxy by any of the methods described in our Proxy Statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

We look forward to your participation at the Annual Meeting.

Sincerely yours,

Robert H. Schwartz
President & Chief Executive Officer

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3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

The virtual 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Anterix Inc. (the “Company,” “we,” “our,” and “us”) will be held on Wednesday, September 2, 2020, at 9:30 a.m., Eastern Daylight Time. You will be able to attend the Annual Meeting via the internet, vote your shares electronically, and submit your questions during the meeting by visiting: www.virtualshareholdermeeting.com/ATEX2020.

The control number, found on your proxy card, will grant you access to the meeting and allow you to vote for the following under consideration:

1.	To elect eight directors to hold office until the 2021 Annual Meeting of stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021;

3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers; and

4.	To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers.

In addition, we will transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” each of the director nominees in proposal 1,  “FOR” proposals 2 and 3, and “ONE YEAR” for proposal 4.  Stockholders of record at the close of business on July 10, 2020, are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof.

All stockholders are invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to read this Proxy Statement and vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.  Telephone, mail and internet voting are available. For specific instructions on voting, please refer to the instructions on your proxy card. If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from them to vote your shares. Please refer to the section “General Information – Voting Instructions” for detailed voting instructions.

This Notice of Annual Meeting of Stockholders, Proxy Statement, and form of Proxy Card are being distributed and made available on or about July 20, 2020.

Although not part of this Proxy Statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

By Order of the Board of Directors,

Gena L. Ashe

General Counsel and Corporate Secretary

Woodland Park NJ

July 20, 2020

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2020 Proxy Statement Summary

To assist you in reviewing the Proxy Statement, we call your attention to the following summary information about the Annual Meeting and our corporate governance framework. For more complete information, please carefully review the entire Proxy Statement and our Annual Report on Form 10-K (“Annual Report”) for the fiscal year ended March 31, 2020 (“Fiscal 2020”) before voting.

Annual Meeting of Stockholders

Date and Time	September 2, 2020, at 9:30 a.m. Eastern Daylight Time
Place	www.virtualshareholdermeeting.com/ATEX2020
Record Date	July 10, 2020
Voting

If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the close of business on the Record Date, you may vote your shares. See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference (for more detail)
(1) Election of eight directors to hold office until the 2021 Annual Meeting of Stockholders and until their respective successors are elected and qualified.	FOR EACH NOMINEE	26
(2) Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.	FOR	27
(3) Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.	FOR	29
(4) Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.	ONE YEAR	30

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Our Business

Anterix Inc., formerly known as pdvWireless, Inc. (“Anterix,” “we,” “us,” “our” and the “Company”), is a wireless communications company focused on commercializing our spectrum assets to enable our targeted utility and critical infrastructure customers to deploy private broadband networks, technologies and solutions. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska and Puerto Rico. On May 13, 2020, the Federal Communications Commission (“FCC”) approved a Report and Order (the “Report and Order”) to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. We are now engaged in qualifying for and securing broadband licenses from the FCC, with a focus on pursuing licenses in those counties in which we believe we have near-term commercial opportunities. At the same time, our sales and marketing organizations are pursuing opportunities to lease the broadband licenses we secure to our targeted utility and critical infrastructure customers.

Our mission is to deliver transformative broadband to enable the modernization of critical infrastructure for energy, transportation, logistics and other industries through the power of private wireless connectivity on 900 MHz spectrum. To that end, we are pursuing a two-pronged strategy focused on: 1) converting our nationwide narrowband 900 MHz spectrum position into valuable broadband spectrum; and 2) establishing our commercial positioning and accelerating adoption through deployment of our principle commercial business offering, long-term leasing of our broadband spectrum to critical infrastructure enterprises nationwide. Our approach and supporting business initiatives are captured below:

Converting our Nationwide Narrowband 900 MHz Spectrum Position to Broadband. Shifting our spectrum from narrowband to broadband nationwide is a foundational component of our two-pronged strategy as it provides the platform for growing our business. To achieve this conversion, we are focused on obtaining broadband licenses in those counties in which we believe we have near-term commercial prospects and strategically retuning our spectrum to achieve optimum cost over time.

Secure Broadband Licenses. Anterix—and only Anterix—is an essential party in every one of the nation’s 3,233 counties. And while we intend to continue to prioritize our spectrum transactions in areas where we have customer opportunities, we also plan to pursue spectrum transactions opportunistically to optimize our total investments in our spectrum clearing costs. We have been proactive in this effort and to date have completed, and intend to continue to pursue, spectrum transactions to support our efforts to satisfy the broadband license eligibility requirements.

Retune Covered Incumbents. We have been proactive in our retuning (i.e., swapping broadband segment channels) efforts with incumbents in preparation for the broadband licensing process. “Retuning” is the exercise of exchanging, or swapping, broadband segment channels of license holders in the broadband segment (i.e., incumbents) and moving them to channels outside of the broadband segment. Our dedicated retuning teams are focused on moving incumbents from the newly allocated broadband segment of the 900 MHz spectrum band to the segments allocated for continued narrowband operations. Our team has already established contact with many of the incumbents throughout the country.

Deploying our Commercial Business Offering. With the Report and Order paving the way for the deployment of broadband in the 900 MHz band, the second key prong of our strategy is accelerating the adoption of 900 MHz private LTE through targeted outreach promoting our principle commercial business offering. Based upon our analysis and discussions with potential customers to date, we generally intend to lease the broadband licenses we secure to customers for longer lease terms (generally 20 years or longer),

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including built-in pricing escalators and long-term renewal options. In that vein, we will be responsible for the costs of securing the broadband licenses from the FCC, including the costs of acquiring sufficient spectrum to support broadband use and retuning incumbents to clear the spectrum. In addition, we intend to continue our ongoing strategic efforts to accelerate industry adoption by executing both a “top down” approach, designed to drive utility industry regulators to support our initiatives, and a “bottoms up” approach, designed to generate demand through effective account management.

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Board of Directors Nominees

The following table provides summary information about each individual nominated for election at the Annual Meeting:

Nominee	Age	Position	Qualifications	Committee Memberships	Existing Director
Morgan E. O’Brien	75	Executive Chairman	• Technology • Early Stage/Hyper Growth • Telecom Industry • Regulatory • Board Experience • CEO Experience • Strategy	None	Yes
Robert H. Schwartz	54	President & Chief Executive Officer and Director Nominee	• CEO • Technology • Telecom Industry • Financial Expert • Early Stage/Hyper Growth • Strategy	None	No
Hamid Akhavan	59	Director Nominee	• Board Experience • Telecom Industry • CEO Experience • Technology • Early Stage/Hyper Growth • Strategy	None	No
Leslie B. Daniels	72	Director Nominee	• Board Experience • Strategy • Regulatory • Financial Expert	None	No
Gregory A. Haller	53	Director	• Telecom Industry • Operations • C-Suite Executive • Board Experience	Nominating and Corporate Governance	Yes
Singleton B. McAllister	68	Director	• Legal • Regulatory • Governance • Board Experience • Diversity • Utilities	Compensation Nominating and Corporate Governance	Yes
Gregory A. Pratt	70	Director	• Board Chair/Lead/ Director • Financial Expert • Corporate Governance • CEO Experience • Diversity	Audit Compensation	Yes
Paul Saleh	64	Director	• Telecom Industry • Financial Expert • CEO Experience • Strategy • Early Stage/Hyper Growth	Audit Nominating and Corporate Governance	Yes

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Corporate Governance Summary Facts

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace.  The following table summarizes some of the key elements of our corporate governance framework:

Size of Board (set by the Board)	8
Number of Independent Directors Nominees	6
Chairman and CEO	Separate
Board Self-Evaluation	Annual
Review Board and Board Committee Qualifications	Annual
Hold Executive Sessions	Yes
Annual Director Elections (No Classified Board)	Yes
Majority Voting for Director Elections	Yes
Diverse Board (as to background, experience, and skills)	Yes
Board has Adopted Corporate Governance Guidelines	Yes
No Related Party Transactions with Officers or Directors	True
Board has Not Amended Charters or Taken Actions to Reduce Stockholder Rights	True
All Directors with More than One Year of Service Own Stock	Yes
No Family Relationships Among Officers and Directors	True
All Committee Chairs and Members Qualify as Independent Directors	Yes
CEO Serves on Less Than Three Outside Boards	True
Independent Director Nominees Serve on Less Than Four Outside Boards	True
Stock Ownership Guidelines	Yes
Lead Independent Director	Yes
Percentage of Women Director Nominees	13%
Racially/Ethnically Diverse Director Nominees	25%

Recent Corporate Governance Changes

In 2020, the Nomination and Corporate Governance Committee (the “Nominating Committee”) conducted a comprehensive  review of the composition of our Board of Directors (the “Board” or the “Board of Directors”) to ensure the Board has the competencies and critical skills that the Company requires as it embarks upon the next phase of its operations following the release of the Report and Order by the FCC. The Nominating Committee reviewed each of the director nominees for relevant, recent experience; demographics; skills congruent with the Company’s top imperatives and strategies; and the attributes and qualifications our Board identified in its self-evaluations to develop criteria for potential nominees.

As a result of that review, the Board selected the following nominees for election at the September 2, 2020 Annual Meeting:

•	Morgan O’Brien, succeeded Mr. McAuley as Chairman of the Board effective July 1, 2020.

•	Robert Schwartz, succeeded Mr. O’Brien, and is now the President & Chief Executive Officer.

•	Gregory Haller, Singleton McAllister, and Paul Saleh, current directors and independent director nominees.

•	Gregory Pratt, an independent director nominee, joined our Board in June 2020 and serves on our Audit and Compensation Committees.

•	Hamid Akhavan and Leslie Daniels, independent director nominees, will stand for election at the 2020 Annual Meeting.

These changes are more fully discussed on page 11 of the Proxy Statement.

As a result of these changes, the size of our Board will decrease to eight members at our 2020 Annual Meeting.

Board Composition.  The Board selected eight director nominees based on their satisfaction of the core attributes described on page 10 of the Proxy Statement,  and the belief that each can make substantial contributions to our Board and Company. Our Board believes our nominees’ breadth of experience and their mix of attributes strengthen our Board’s independent leadership and effective oversight of management, in the context of our Company’s business focus following the FCC’s issuance of the Report and Order, our industry’s operating environment, and our Company’s long-term strategies.

Succession Planning.  The Board, working with management commenced a succession planning process early this year for the Company’s executive officers and key employees.  To that end, and in accordance with the Company’s Succession Plan, on July 1, 2020, Morgan O’Brien, the Company’s then-serving Chief Executive Officer assumed the position of Executive Chairman, following the resignation of Brian McAuley from that role, and Robert Schwartz was appointed as President & Chief Executive Officer. Mr. McAuley will remain on the Board as Chairman Emeritus until the Annual Meeting. The Board nominated Mr. Schwartz for election to the Board by the Company’s stockholders at the Annual Meeting.

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Stockholder Communications.  We proactively interact with our stockholders to obtain their feedback on our operations, including meeting with several of our large stockholders regularly. We also hosted and participated in several investor events following the FCC’s approval of the Report and Order, including presenting at the May 13, 2020 JP Morgan Technology, Media and Communications Conference and hosting an investor call on May 21, 2020.

Corporate Responsibility and Sustainability

We seek to create positive environmental and social impacts that bring value by supporting our employees, connecting with our communities, and being prudent stewards over Anterix.

Employee Well-Being.  We seek to retain our employees through fair and competitive compensation, benefits and challenging work experiences with increasing levels of responsibility.

Financial well-being. We offer a benefits package that includes competitive pay, an annual incentive plan, a defined contribution savings plan with an employer match, and senior-level equity, among other health-related and other benefits.

Student loan repayment.  We provide student loan repayment of up to $1200 annually up to a maximum of $10,000.

Community Involvement. We believe that it is important to make a difference by helping others in our communities. We pursue that goal through financial support and volunteering our time and talents.

Circle of Care.  In partnership with our co-tenant and local non-profit Circle of Care for Families and Children of Passaic County, Inc., we provided Under Armour backpacks and school supplies for Circle of Care’s School Supply Drive, organized a food drive and donated non-perishable items for Thanksgiving dinners for local families, and organized a Holiday Gift Drive of toys, gifts and monetary donations.

Toys for Tots. In December 2019, we participated in the United States Marine Corps Reserve’s annual Toys for Tots drive, where employees generously contributed holiday gifts for local children.

Diversity and Inclusion. We seek to create a diverse and inclusive environment where employees feel accepted and valued and that fosters creativity and innovation.

Summary of Compensation Best Practices

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, we are permitted to, and will, rely on exemptions from certain disclosure requirements. These exemptions include reduced disclosure obligations regarding the compensation of our executive officers.  Nevertheless, our Board and Compensation Committee believe that adopting appropriate and sound compensation programs and practices are fundamental to the overall success of our business and aligning the interests of our executives with the interests of our stockholders.

The Compensation Committee regularly reviews best practices in governance and executive compensation. The following is a high-level summary of the current executive compensation practices utilized by the Compensation Committee to drive Company performance and serve our stockholders’ long-term interests:

   Independent Compensation Committee Members

   Use Independent Compensation Consultant

   Use Peer Group and Assess Pay Practices

   Use Stock Ownership Guidelines for Directors and Executives

   Conduct Annual Compensation Risk Assessment

   Use Double Trigger for Time-Based Equity Awards

   Use Performance-Based Incentive Plan Design

   Consider Feedback from Stockholder Outreach

   Executive Compensation Recoupment Policy (“Claw-back”)

   No Tax Gross Ups

   No Multi-Year Guaranteed Bonuses

   No Repricing Allowed without Stockholder Approval

   No Guaranteed Term Employment Agreements

   Prohibit Hedging or Pledging Stock

   Limited Perquisites offered to Executives

Executive Compensation for Fiscal 2020

Our Board of Directors established a Compensation Committee comprised of three independent directors in accordance with the rules and regulations established by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market. Our Board delegated to the Compensation Committee the authority to establish the Company’s executive compensation program and to approve all compensation received by our executive officers.  The Compensation Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”), as its independent compensation consultant to assist it in evaluating our overall executive compensation program and practices.

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Executive Compensation Program.  Our Compensation Committee has established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based bonus program, payable  in cash and/or shares of common stock and (iii) a long-term equity award consisting of time-based and performance-based equity awards.  In establishing this program, the Compensation Committee focused on designing a program that would attract, retain and incentivize executives, motivate them to achieve our key financial, operational and strategic goals and reward them for superior performance. The Compensation Committee also focused on ensuring that our executive compensation program aligns our executive officers’ and key employees’ interests with those of our stockholders by basing a significant portion of their compensation on the achievement of corporate and individual performance goals approved by the Compensation Committee.

Base Salary.  The base salaries of our executive officers depend on their job responsibilities, the rate of compensation paid by our peer group of companies, the pay offered to the other executive officers, and our financial position and business performance.  The Compensation Committee set base salaries for our executive officers for Fiscal 2020 that were positioned at or below the median of the peer group.

Performance-Based Bonus Awards.  As part of our compensation program, our executive officers and other key employees are eligible to participate in a performance-based bonus award program payable in cash and/or shares of common stock. The Compensation Committee determines the annual performance-based bonus awards based on the executive’s individual performance and our actual performance compared to the corporate goals approved by the Compensation Committee.  For Fiscal 2020, the Compensation Committee set the annual target bonuses for our Chief Executive Officer at 75% of his base salary, for our President at 60% of his base salary and our Chief Financial Officer at 60% of his base salary. The Compensation Committee also determined that 40% of the annual performance-based cash incentive award for each of our executives would be based on financial performance goals (Adjusted EBITDA and Cash Balance as compared to the budget approved by the Board), and the other 60% would be based on the Company’s and the individual’s performance as determined by the Board. Our Compensation Committee expected that the objectives it set as the financial and corporate performance goals at the target level of performance would be challenging and require effective execution by our management team.

For Fiscal 2020, the Compensation Committee evaluated our performance and each executive’s individual performance and awarded annual bonus payouts to our named executive officers ranging from 89% to 114% of their target bonus award opportunities.

Long-Term Equity Awards.  In Fiscal 2020, the Compensation Committee granted time-based restricted stock units to our named executive officers.  The time-based equity awards were granted in the form of restricted stock units that vest over four years, with 25% of the shares vesting each year.  The Compensation Committee also awarded our named executive officers performance-based restricted stock units and/or performance-based stock option awards. Each of the performance-based awards had “target” and “stretch” performance goals.  Under the target goal, 50% of the shares subject to the performance-based awards vest upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity awards vest upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received.

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ANTERIX INC.
3 Garret Mountain Plaza, Suite 401
Woodland Park, New Jersey 07424

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY SEPTEMBER 2, 2020

This Proxy Statement, along with a proxy card, is being mailed to our stockholders on or about July 20, 2020.

GENERAL INFORMATION

These proxy materials are provided to you in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Anterix Inc. for proxies to be voted at the 2020 Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Daylight Time on Wednesday, September 2, 2020, via the Internet at www.virtualshareholdermeeting.com/ATEX2020 and at any adjournments or postponements thereof (collectively, the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2020 Annual Meeting of Stockholders (the “Notice”). References in this Proxy Statement to the “Company,” “we,” “our,” and “us” are to Anterix Inc. and its subsidiaries.

You may attend the virtual Annual Meeting only if you were a stockholder of record as of the Record Date (July 10, 2020) or hold a valid proxy for the Annual Meeting. If you are entitled to attend the Annual Meeting, you may attend, vote, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ATEX2020 using the 16-digit control number on your proxy card, or on the instructions that accompanied your proxy materials to enter the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name and you wish to vote your shares electronically at the Annual Meeting, you will need to first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

You should give yourself plenty of time to log into the virtual meeting platform and ensure that you can hear audio prior to the start of the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the Annual Meeting.

If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ATEX2020, type your question into the “Ask a Question” field, and click “Submit”.  Questions and comments submitted via the virtual meeting platform that are pertinent to Annual Meeting matters will be addressed during the meeting. Consistent with our approach when Annual Meetings are held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

We will bear the cost of preparing, printing, assembling, and mailing this Proxy Statement and other materials furnished to stockholders in connection with the solicitation of proxies. The Company has hired Broadridge Advisors, at an estimated cost of $25,000.00, plus reimbursement of reasonable expenses, to assist in solicitation of proxies. In addition, our officers, directors, and other employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities.

Record Date

Holders of shares of our common stock (the “Common Stock”), our only class of issued and outstanding voting securities, at the close of business on July 10, 2020 (the “Record Date”) are entitled to vote on the proposals presented at the Annual Meeting.  As of July 10, 2020, 17,294,525 shares of our Common Stock were issued and outstanding.

Quorum

The presence, either online or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned or postponed from time to time and at any reconvened meeting, action with respect to the matters specified in this Proxy Statement may be taken without further notice to stockholders except as required by applicable law or our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to the proxy holders listed on the proxy card, to vote electronically at the virtual Annual Meeting, or by Internet or by telephone, or, if you received paper copies of the proxy materials by mail, to vote by mail by following the instructions on the proxy card or voting instruction card. All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers and for one year as the preferred frequency of future advisory votes on compensation to our named executive officers, and as the proxy holders determine in the exercise of their discretion on any other business or item as may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from that organization.

As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the virtual Annual Meeting. Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote your shares electronically at the Annual Meeting, you will not be permitted to do so during the Annual Meeting unless you first obtain a proxy issued in your name from your broker, bank, trustee, or nominee.

If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Broker Non-Votes

Broker non-votes are shares held by brokers, banks, trustees, or other nominees who are present online or represented by proxy, but which are not voted on a particular matter because the brokers, banks, trustees, or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, banks, trustees and other nominees, these entities have the discretion to vote on routine matters, but not on non-routine matters. The only routine matter to be considered at the Annual Meeting is the ratification of the appointment of the Company’s independent registered public accounting firm. The remaining proposals are considered non-routine matters.  As a result, if you do not provide your broker, bank, trustee, or other nominee with voting instructions on these non-routine matters, your shares will not be voted either for or against the Company’s director nominees, for or against the advisory approval of the compensation to our named executive officers, or for the preferred frequency of future advisory votes for the approval of the compensation to our named executive officers.

Implications of being a “Smaller Reporting Company”

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is at least $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are at least $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is at least $700 million measured on the last business day of our second fiscal quarter. Accordingly, the information contained in this Proxy Statement and the matters to be voted on at the Annual Meeting may not be as extensive as the information and proxy proposals submitted by other public companies that are not smaller reporting companies.

Voting Matters

Stockholders are entitled to cast one vote per share of common stock on each matter presented at the Annual Meeting. For a period of ten (10) days preceding the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a purpose related to the Annual Meeting at 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. To the extent office access is impracticable due to the COVID-19 pandemic, you may email us at bbell@anterix.com. The list of stockholders will also be available during the virtual Annual Meeting through the meeting website at www.virtualshareholdermeeting.com/ATEX2020.

There are four proposals scheduled to be voted on at the Annual Meeting:

(1)	to elect eight directors to hold office until the 2021 Annual Meeting of stockholders and until their respective successors are elected and qualified;

(2)	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021;

(3)	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

(4)	to approve, on an advisory (non-binding) basis, the frequency of the future advisory votes on the compensation of our named executive officers.

Our Board recommends a vote “FOR” each of the director nominees in proposal 1, “FOR” proposals 2 and 3, and “ONE YEAR” for proposal 4 listed above.

Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present and voting or represented by proxy and entitled to vote at the Annual Meeting. Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

VOTE REQUIRED

Proposal 1 – Election of Directors

Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, in an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee.  If you hold your shares through a broker, bank, trust, or other nominee and you do not instruct the broker, bank, trustee, or nominee on how to vote on this proposal, your broker, bank, trustee, or nominee will not have authority to vote your shares.  Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be considered as votes cast for or against any director nominee, and therefore will not have any effect on the outcome of this proposal.

We have also implemented a policy for director resignations, applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. For more information, see “Proposal One—Election of Directors” in this Proxy Statement.

The Board recommends a vote “FOR” all nominees.  For more information, see “Proposal One —Election of Directors.”

Proposal 2 – Ratification of Auditors

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2021.  Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will, therefore, have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” the ratification of Grant Thornton LLP, our independent registered public accounting firm for the fiscal year ending March 31, 2021.  For more information, see “Proposal Two—Ratification of Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm.”

Proposal 3 – Approval, on an Advisory, Non-Binding Basis, of the Compensation of Our Named Executive Officers

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting. This vote is advisory, and therefore, not binding on our compensation committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.

Our Board of Directors recommends a vote “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers. For more information, see “Proposal Three —Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers” in this Proxy Statement.

Proposal 4 – Approval, on an Advisory, Non-Binding Basis, of the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on an advisory, non-binding basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN.” If no frequency receives the foregoing vote, then we will consider the option of one year, two years or three years that received the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting. This vote is advisory, and therefore, not binding on our compensation committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when considering the frequency of future advisory votes on the compensation of our named executive officers.

The Board of Directors recommends a vote of “ONE YEAR” for the frequency of future advisory, non-binding vote on the compensation of our named executive officers. For more information, see “Proposal Four — Non-Binding Advisory Vote on the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers” in this Proxy Statement.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

1.	By Internet: by following the internet voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on September 1, 2020.

2.	By Telephone: by following the telephone voting instructions included on the proxy card at any time until 11:59 p.m., Eastern Daylight Time, on September 1, 2020.

3.

By Mail:  by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

Shares held in your name as the stockholder of record may be voted at the virtual Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later are unable to participate in the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee, or other nominee. Shares held in street name may be voted at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021, in favor of approving, on an advisory, non-binding basis, the compensation of our named executive officers, and in favor of one year as the preferred frequency of future advisory, non-binding votes of the compensation of our named executive officers. If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If your shares are held by a broker, bank, trustee, or other nominee, exercising fiduciary powers (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this proxy Statement.  Your broker, bank, trustee, or nominee may vote your shares on Proposal 2, but will not be permitted to vote your shares with respect to other proposals unless you provide instructions as to how to vote your shares.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the meeting, you will not be permitted to vote online at the virtual Annual Meeting unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy:

1.	by written notice of revocation mailed to and received by the Corporate Secretary of the Company prior to the date of the Annual Meeting;

2.	by voting again via the internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. Eastern Daylight Time on September 1, 2020;

3.

by executing and delivering to the Corporate Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. Eastern Daylight Time on August 31, 2020); or

4.	by attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

If your shares are held by a broker, bank, trustee, or nominee, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee; or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the virtual Annual Meeting and voting during the meeting.

Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will report results in a Current Report on Form 8-K filed with the SEC.

BOARD OF DIRECTORS INFORMATION

Our Board, based on the recommendation of our Nominating and Corporate Governance Committee, has nominated eight individuals, including five  of our nine existing directors for election or re-election, as applicable at the Annual Meeting.  Directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee.  All of our director nominees have indicated their willingness to serve if elected, but if any of our director nominees should be unable or unwilling to stand for election, the shares represented by proxy may be voted for a substitute designated by our Board.

In addition to the information set forth below regarding our director nominees and the skills that led our Board to conclude that these individuals should serve as directors, we believe that all of our director nominees have a reputation for integrity, honesty, and adherence to the highest ethical standards.  We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and their Board duties.

Our Board of Directors

The following sets forth information regarding the business experience of our director nominees as of July 10, 2020:

Name	Age	Position with Anterix	Existing Director
Morgan E. O’Brien	75	Executive Chairman	Yes
Robert H. Schwartz	54	President & Chief Executive Officer	No
Hamid Akhavan	59	Director Nominee	No
Leslie B. Daniels	72	Director Nominee	No
Gregory A. Haller	53	Director	Yes
Singleton B. McAllister	68	Director	Yes
Gregory A. Pratt	70	Director	Yes
Paul Saleh	64	Director	Yes

Morgan E. O’Brien. Mr. O’Brien has been our Chief Executive Officer since April 2018.  He has also served as a member of our Board since April 2012, and as Vice Chairman from May 2014 to April 2018.  From January 2009 to present, Mr. O’Brien has served as an independent consultant to several wireless start-ups and until June 2017 served as a member of the board of directors of GTT Communications, Inc. (NYSE:  GTT).  As a co-founder and chairman of Nextel, Mr. O’Brien led the creation of the first all-digital nationwide wireless network (the Nextel National Network) and brought push-to-talk (“PTT”) communication to the mass business and consumer market.  After the merger of Nextel with Sprint Corporation in 2004, he was a co-founder of Cyren Call Communications Corporation, where he served until January 2009.  Mr. O’Brien was recognized in 1987 as New Jersey Entrepreneur of the Year and was voted the RCR Person of the Year in 1993 and again in 2006.  In 2005, he was inducted into the Washington, DC Business Hall of Fame, and in 2007 he was named a Fellow of the Radio Club of America and was named by Fierce Wireless as “one of the top U.S. wireless innovators of all time.”  In 2016, Mr. O’Brien was awarded the Armstrong Medal, the highest award of the Radio Club of America, for demonstrated excellence and lasting contributions to radio arts and sciences.  Mr. O’Brien has also served on several boards of other public companies, including Sprint and Williams Telecommunications.  He also serves on the board of several private companies and charitable organizations.   Mr. O’Brien is a graduate of Georgetown University and received his law degree from Northwestern University.

We believe Mr. O’Brien is qualified to serve on our Board based on his prior experience in founding, building and serving as an executive officer at Nextel and Cyren Call Communications, his prior experience in building a nationwide dispatch network at Nextel, his expertise in FCC regulatory and compliance matters, and his experience serving on the boards of directors of other private and public companies.

Robert H. Schwartz.  Mr. Schwartz was appointed our President & Chief Executive Officer in July 2020. Having joined the Company in 2015 as Chief Strategy and Development Officer, he became our President and Chief Operating Officer in May 2018.  Prior to joining our Company, beginning in October 2013, Mr. Schwartz served as Chief Executive Officer of STI Brasil, LLC; a company focused on developing shared fiber infrastructure for wireless operators in Brazil. Prior to STI, from November 2009 to September 2013, Mr. Schwartz served as a Managing Director of Unison Site Management, during which time Unison acquired and managed cell site easements throughout the United States and sold its site portfolio to American Tower.  From June 2006 to October 2009, Mr. Schwartz was Managing Partner of Woodmont Partners LLC, a strategic consultancy to telecom, media, and technology companies, including software, wireless, and cable companies. Earlier, Mr. Schwartz was Executive Vice President of IDT Telecom from 2001 to 2006, and led corporate development, product management, and the wireless division. In 1996, Mr. Schwartz joined The Associated Group to launch Teligent. He became Teligent’s Senior Vice President of Corporate Development, leading functions including strategy, capital markets, investor relations and M&A activities through the startup, initial public offering, and the sale to Liberty Media. Mr. Schwartz also served as Director of Corporate Development at Nextel and its precursor Fleetcall where he was responsible for supporting key strategic, M&A, and capital markets initiatives. Mr. Schwartz holds an MBA from the Wharton School at the University of Pennsylvania and a Bachelor of Arts in Business Administration from George Washington University’s School of Government & Business Affairs.

We believe that Mr. Schwartz is qualified to serve on our Board based on his prior experience as an executive in the telecommunications industry, specifically in wireless communication, and his prior experience developing nascent communication technologies.

Hamid Akhavan.  Mr. Akhavan has been  a Partner at Twin Point Capital, a growth-oriented private equity firm based in New York, NY and Palo Alto, CA, since April 2018.  From August 2016 to March 2018, he was a Partner at Long Arc Capital, a private equity firm specializing in disruptive technology investments. From 2010 to 2014, Mr. Akhavan served as Chief Executive Officer of Unify Inc. (formerly Siemens Enterprise), a global supplier of telecommunication products, software and services. Prior to that, he served as Chief Operating Officer of Deutsche Telecom and Chief Executive Officer of T-Mobile International. He began his career at the Jet Propulsion Laboratory (NASA) and Bell Communications Research. He holds a Bachelor of Science in electrical engineering and computer science from California Institute of Technology and a Master of Science in the same fields from Massachusetts Institute of Technology. Mr. Akhavan also serves on the board of directors of Vonage (NASDAQ GS: VG) and privately-held National Broadband Ireland.

We believe that Mr. Akhavan is qualified to serve on our Board based on his significant telecommunications and technology expertise, his prior public company board experience, as well as leadership skills from his role as chief executive at Unify and CEO of T-Mobile International.

Leslie B. Daniels.  Mr. Daniels is an Operating Partner of AE Industrial Partners, L.P., a private equity firm in Boca Raton, FL. specializing in aerospace, power generation and specialty industrial markets. He serves on the board of directors of GAMCO Investors, Inc. (NYSE: GBL) and Moeller Aerospace and is an Advisor to LGL Systems Acquisition Corp. (NYSE: DFNS). Mr. Daniels serves on The Advisory Committee on Trade Policy and Negotiation as a President Trump appointee. He is a former chairman and former member of Florida’s State Board of Administration, Investment Advisory Council, and serves as Commissioner and Chairman of the Health Care District of Palm Beach County.    Mr. Daniels was a founding partner of CAI Managers & Co., L.P., a private equity firm located in New York City from 1989 to 2014. Prior to CAI Managers, he was President of Burdge, Daniels & Co., Inc., a company engaged as a principal in venture capital and buyout investments and trading of private placement securities.  Mr. Daniels also served as Senior Vice President of Blyth, Eastman, Dillon & Co., where he was responsible for its corporate fixed-income sales and trading departments. Mr. Daniels is a former Director of AeroSat Corporation; Aster-Cephac SA; Bioanalytical Systems, Inc.; Douglas Machine & Tool Co., Inc.; IVAX Corporation; MIM Corporation; MIST Inc.; Mylan Laboratories Inc.; NBS Technologies Inc.; and Safeguard Health Enterprises, Inc.  He served as Chairman of TurboCombustor Technology Inc. and Zenith Laboratories, Inc.    Mr. Daniels is a graduate of Fordham University.

Owl Creek Asset Management, L.P., who (together with its affiliated entities) is the Company’s largest stockholder, introduced Mr. Daniels to the Nominating Committee for consideration as a director nominee at the Annual Meeting.  There is no arrangement or understanding between the Company and Owl Creek, or between the Company and Mr. Daniels, related to Mr. Daniels’ selection as a director nominee.    We believe that Mr. Daniels is qualified to serve on our Board based on his extensive financial and M&A experience, as well as his depth of experience as a director of numerous public companies.

Gregory A. Haller.  Mr. Haller has served as a member of our Board since November 2018. He has more than 30 years of experience serving as a senior executive in the wireless and telecommunication services industries. Since July 2018, he has served as the Chief Operating Officer at Alorica, Inc. (“Alorica”), a leading customer relationships management company. At Alorica, Mr. Haller is responsible for global operations, client solutions, global business services and marketing communications. Prior to joining Alorica, Mr. Haller served in a number of senior executive positions at Verizon Wireless (NYSE: VZ) (“Verizon”). From August 2016 to June 2018, Mr. Haller was the chief executive for Verizon’s prepaid brand, Visible.  Prior to that, from January 2012 until August 2016, he was the president of the west area for all Verizon sales and operations, which encompassed the 18 most western states in the U.S. From September 2010 through January 2012, he held the roles of President, Enterprise and Government Markets and Vice President of Consumer Marketing. Through his 29-year career at Verizon, he also served in leadership positions in the areas of operations, sales, marketing and advanced solutions as well as consumer product portfolio and pricing.  Mr. Haller received his Bachelor of Arts in business administration from Wittenberg University.

We believe Mr. Haller is qualified to serve on our Board based on his prior executive leadership experience at leading companies in the wireless and telecommunications services industries, and his expertise in developing and executing business strategies.

Singleton B. McAllister.  Ms. McAllister has served as a member of our Board since June 2018. Ms. McAllister is currently serving as Of Counsel at the law firm Husch Blackwell, LLP (“Husch Blackwell”) and a Senior Advisor with Husch Blackwell Strategies. Before joining Husch Blackwell in May 2014, Ms. McAllister served as a partner in the law firms of Williams Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012 and LeClairRyan from 2007 to 2010.  Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development and previously served in senior positions in the U.S. House of Representatives.  Ms. McAllister is a director of Alliant Energy Corporation (NYSE: LNT) and serves on its Nominating and Governance Committee and a past Chair of its Compensation and Personnel Committee.   She also serves on the Proxy Board of Securitas Infrastructure Services, Inc.  She has been a member of the Blue-Ribbon Advisory Board on Compensation and Personnel issues for the National Association of Corporate Directors’ (“NACD”).  Most recently, she was recognized in 2018 as one of the top Corporate Directors’ of NACD.  She also served as a director of United Rentals (NYSE: URI) from 2004 to May 2018, and previously chaired the National Women’s Business Center. Ms. McAllister is a member of the Council on Foreign Relations, fellow to the National Academy of Public Administration and Vice Chairman of the National Women History Museum Board of Directors. She has also served on the Advisory Board of the African Development Foundation and has been appointed Secretary to the Virginia State Board of Elections. Ms. McAllister has a Bachelor of Arts from the University of Maryland and completed Graduate Studies in International Relations and earned her law degree from Howard University.

We believe Ms. McAllister is qualified to serve on our Board based on her legal, regulatory and corporate governance experience and expertise, as well as her current experience serving on the boards of directors of other public and private companies, including public and private utility companies.

Gregory A. Pratt.  Mr. Pratt is the Chairman of the Board of Directors at Carpenter Technology Corporation and served as interim President and Chief Executive Officer of Carpenter in fiscal years 2010 and 2015. Mr. Pratt is a  former Vice Chairman and director of OAO Technology Solutions, Inc. ("OAOT"), an information technology and professional services company. He joined OAOT in 1998 as President and Chief Executive Officer after OAOT acquired Enterprise Technology Group Inc. a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and Chief Operations Officer of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as Chief Financial Officer and President, of Atari (US) Corporation from 1984 through 1991. Mr. Pratt serves as Chairman of the Nominating and Governance Committee and a member of the Audit Committee at Tredegar Corporation (NYSE: TG). He served as a Director and Audit Committee Chairman of AmeriGas Propane. Inc., a public company listed on the NYSE for seven years. Mr. Pratt is a National Association of Corporate Directors ("NACD") Board Leadership Fellow. He has demonstrated his commitment to boardroom excellence by completing NACD's comprehensive program of study for experienced corporate directors, which is a rigorous suite of courses spanning leading practices for boards and committees. He also was appointed to serve a three-year term on the Standing Advisory Group of the Public Company Accounting Oversight Board ending November 2016. He supplements his skill sets through ongoing engagement with the director community and access to leading practices.    Mr. Pratt received his MBA in finance from the Wharton School, University of Pennsylvania, and his Bachelor of Science in business administration from Cheyney University.  He is a certified public accountant.

We believe Mr. Pratt is qualified to serve on our Board based on his financial and corporate governance experience and expertise, as well as his current experience serving on the boards of directors of other public companies, and as a former CEO.

Paul Saleh. Mr. Saleh has served as a member of our board since December 2016.  Mr. Saleh currently serves as Executive Vice President and Chief Financial Officer of DXC Technology (NYSE: DXC), which was formed in 2017 from the merger of Computer Sciences Corp. (“CSC”) and Hewlett Packard Enterprise Services.  Previously Mr. Saleh served as Executive Vice President and Chief Financial Officer for CSC.  Prior to CSC, Mr. Saleh was the Chief Financial Officer for Gannett Co. Inc. (NYSE: GCI), as well as Sprint Nextel Corporation and Walt Disney International (NYSE: DIS). Before joining the Walt Disney Company, he was with Honeywell International Inc. (NYSE: HON) for 12 years, where he held various leadership positions in finance, including Treasurer of the company.  Institutional Investor Magazine named Mr. Saleh as the best Chief Financial Officer in the wireless telecom industry in 2004, 2005, 2006 and 2007.  In 2005, Treasury & Risk Management magazine recognized him as one of the 100 Most Influential People in Finance.  In 2006 and 2017, Mr. Saleh received the Public Company CFO of the Year Award from the Northern Virginia Technology Council.  Mr. Saleh holds an MBA with distinction in Finance; an M.S. in Computer, Information & Control Engineering; and a B.S.in Electrical Engineering, all from the University of Michigan.

We believe Mr. Saleh is qualified to serve on our Board based on his prior experience as an executive in the technology and telecommunications industries, his experience in financial matters and the capital markets and his leadership experience as a CFO and former CEO.

No Family Relationships

There are no family relationships between any of our officers and directors.

Non-Continuing Directors

The terms of four directors currently serving on the Board, T. Clark Akers, Greg W. Cominos, Mark J. Hennessy and Brian D. McAuley, will expire at the Annual Meeting.  Please see “Recent Corporate Governance Changes” on page 11 below for a discussion of the Nominating and Corporate Governance Committee’s selection of the director nominees for election at the Annual Meeting.

Board Committees

The following table provides membership information for each of our Board committees as of July 10, 2020:

	Audit	Compensation	Nominating and Corporate Governance
T. Clark Akers	Chair	X	—
Greg W. Cominos	X	—	—
Gregory A. Haller	---	---	X
Mark J. Hennessy	—	Chair	—
Gregory A. Haller	---	---	X
Singleton B. McAllister	—	X	Chair
Gregory A. Pratt	X	X	--
Paul Saleh	X	—	X

Audit Committee. The Audit Committee is comprised of four of our independent directors, T. Clark Akers (Chair), Greg W. Cominos, Gregory A. Pratt, and Paul Saleh, each of whom is able to read and understand fundamental financial statements, including our balance sheet, statements of operations, stockholders’ equity and cash flows as required by the rules of the Nasdaq Stock Market. Mr. Akers is the chairperson of the Audit Committee.  The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of our Company’s annual audit, reviewing the adequacy of our Company’s accounting and financial controls and reviewing the independence of our Company’s independent registered public accounting firm. Our Board has determined that each member of the Audit Committee is an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC. Our Board has also determined that each of T. Clark Akers, Greg W. Cominos, Gregory A. Pratt, and Paul Saleh is an “audit committee financial expert” within the applicable requirements of the SEC. The Audit Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.  The charter complies with the applicable provision of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and related rules of the SEC and the Nasdaq Stock Market.

Compensation Committee. The Compensation Committee is comprised of four of our independent directors, T. Clark Akers, Mark J. Hennessy (Chair), Gregory A. Pratt, and Singleton B.  McAllister. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommendation to the full Board of the compensation to be offered to our non-employee directors.  Our Board has determined that each of Messrs. Akers, Hennessy, and Pratt and Ms. McAllister is an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC, including the additional requirements that apply to members of the Compensation Committee. In addition, the members of the Compensation Committee each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee may delegate authority to one or more members of the Compensation Committee or to one or more of our executives of the Company, and may form and delegate authority to one or more subcommittees and to one or more committees of executives of the Company, except that the Committee may not delegate authority to approve compensation for our Chief Executive Officer, our Section 16, or our other executive officers to any person or committee (other than to a subcommittee consisting exclusively of at least three members of the Compensation Committee).  Our Compensation Committee has the authority to engage the services any advisor it determines appropriate to assist it in the performance of its functions. The Compensation Committee engaged the services of Pearl Meyer, a national executive compensation consulting firm, as its independent compensation consultant, to assist it in evaluating our overall executive compensation program and practices.  Pearl Meyer did not provide any additional services to the Company.  The Compensation Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is comprised of three independent directors—Singleton B. McAllister (Chair), Gregory A. Haller, and Paul Saleh. Additionally, during Fiscal 2020, former director Rachelle B. Chong served on the Nominating and Corporate Governance Committee until her resignation from the Board in May 2020. The functions of the Nominating and Corporate Governance Committee include the identification, recruitment and nomination of candidates for our Board and its committees, making recommendations to our Board concerning the structure, composition and functioning of our Board and its committees (including the reporting channels through which our Board receives information and the quality and timeliness of the information), developing and recommending to our Board corporate governance guidelines applicable to our Company and annually reviewing and recommending changes (as necessary or appropriate), overseeing the annual evaluation of our Board’s effectiveness and performance, and periodically conducting an individual evaluation of each director. Our Board has determined that each member of the Nominating and Corporate Governance Committee is (or was during his or her service) an “independent director” under the listing standards of the Nasdaq Stock Market and the applicable rules and regulations of the SEC. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board, a copy of which is available on our website at www.anterix.com.

CORPORATE GOVERNANCE MATTERS

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct, together with our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to the Sarbanes-Oxley Act, the rules and regulations of the SEC and the corporate governance rules of the Nasdaq Stock Market. Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Guidelines. Our corporate governance guidelines are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to our Board, succession planning and the annual evaluations of our Board and its committees. Our corporate governance guidelines are reviewed by the Nominating and Corporate Governance Committee and amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.anterix.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Our Board of Directors. Our Board currently consists of nine members. The number of directors on our Board can be determined from time to time by action of our Board.

Each of our non-employee directors and director nominees, including Messrs. Akers, Akhavan, Cominos, Daniels, Haller, Hennessy, Pratt, and Saleh, and Ms. McAllister, met the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee and Compensation Committee, as applicable.  Likewise, Ms. Chong met these standards during her Fiscal 2020 service. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Our Board believes the director nominees collectively have the experience, qualifications, attributes, and skills required to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our

Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee has at any time been our employee. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

Code of Business Conduct. Our Board adopted a code of business conduct that applies to our officers, directors, and employees. Among other matters, our code of business conduct is designed to deter unlawful or unethical behavior and to promote the following:

1.	Prohibiting conflicts of interest (including protecting corporate opportunities);
2.	Protecting our confidential and proprietary information and that of our customers and vendors;
3.	Treating our employees, customers, suppliers and competitors fairly;
4.	Encouraging full, fair, accurate, timely and understandable disclosure;
5.	Protecting and properly using company assets;
6.	Complying with laws, rules and regulations (including insider trading laws); and
7.	Encouraging the reporting of any unlawful or unethical behavior.

Any waiver of the code of business conduct for our executive officers or directors may be made only by our Audit Committee and will be promptly disclosed on our website. We have posted a copy of our code of business conduct, and intend to post amendments to this code, on our website at www.anterix.com, as permitted under SEC rules and regulations.

Board Leadership Structure. On July 1, 2020, Mr. O’Brien was appointed by the Board as Executive Chairman and Mr. Schwartz was appointed by the Board as our President and Chief Executive Officer.  The Board has nominated Mr. Schwartz for election to the Board at the Annual Meeting.

With the roles of Executive Chairman and Chief Executive Officer separated between Messrs. O’Brien and Schwartz, respectively, our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to our Board and encourages balanced decision making. In addition, our Board believes that this structure provides an environment in which the independent directors are fully informed, have significant input into the content of Board meetings, and can provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. As an additional key element of its leadership structure, our Board has appointed Mr. Hennessy to serve as Lead Independent Director.  While our Chief Executive Officer is responsible for the day-to-day leadership and operations of the Company, the Executive Chairman of the Board and the Lead Independent Director provide guidance to our Board and set the agenda for Board meetings. Our Lead Independent Director also provides performance feedback on behalf of our Board to our Executive Chairman and Chief Executive Officer. Our Board also considered that our Audit, Compensation, and Nominating and Corporate Governance Committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive officers, the selection and evaluation of directors, the development and implementation of corporate governance policies, and the oversight of the Company’s compliance with laws and regulations, each consist entirely of independent directors. Our Board intends to evaluate from time to time whether our Chief Executive Officer and Board Chairman positions should remain separate based on what our Board determines is best for the Company and its stockholders.

Board Oversight of Risk. Our Board is actively involved in the oversight of risks that could affect the Company. Our Board has responsibility to evaluate and oversee the Company’s risk management policies and procedures, with responsibility of certain areas being assigned to the relevant Board committee. Our Board satisfies this responsibility through reports by each committee chair regarding the committee’s evaluations and recommendations, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, our Board committees address the following risk areas:

1.	The Compensation Committee is responsible for overseeing the management of risks related to the retention and motivation of the Company’s executives and their compensation plans and arrangements.
2.	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
3.

The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters relevant to the Company and its operations, including the Company’s compliance with good corporate governance practices and the requirements established by the SEC and the Nasdaq Stock Market.

Our Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Communications. We proactively interact with our stockholders to obtain their feedback on our operations, including meeting with several our large stockholders regularly. We also hosted and participated in several investor events following the FCC’s approval of the Report and Order, including presenting at the May 13, 2020 JP Morgan Technology, Media and Communications Conference and hosting an investor call on May 21, 2020.

Communications with the Board of Directors.  Our Board desires that the views of the Company’s stockholders will be heard by our Board, its committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention: General Counsel & Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged, copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Board and Committee Attendance.  During Fiscal 2020, all directors other than Mr. Akers attended at least 75% or more of the aggregate of the meetings of our Board and of each of our Board committees on which they served at the time of such meetings.  During Fiscal 2020,  our Board met six times and acted by written consent five times; the Audit Committee met four times; the Compensation Committee met eight times and acted by written consent four times; and the Nominating and Corporate Governance Committee met four times.

Director Attendance at the Annual Meeting.  We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback that our stockholders may desire to share with the Company and our Board. As a result, we encourage our directors to attend our Annual Meetings. We will reimburse our directors for the reasonable expenses they may incur in attending the Annual Meeting. Eight of our directors attended our 2019 annual meeting of stockholders.

Executive Sessions.  Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times they deem necessary.  Our Board’s policy is to hold executive sessions both with and without the presence of management.  Our Board committees also generally meet in executive session at the end of each committee meeting.

Majority Voting for Election of Directors.  Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, in an uncontested election, directors are elected by the vote of the majority of the votes cast with respect to such director. This means that the number of shares voted “FOR” a nominee for election as director must exceed the number of votes cast “AGAINST” that director nominee.   If such a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, the Bylaws would require the director to tender his or her resignation to the Board if not already tendered pursuant to the Company’s conditional resignation policy set forth in our Corporate Governance Guidelines, subject to acceptance by the Board. The Nominating and Corporate Governance Committee of the Board would then be charged with making a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. In contested elections, where the number of director nominees exceeds the number of directors to be elected, the plurality voting standard would continue to apply meaning the directors that receive the most votes “FOR” would be elected.

Stock Ownership Guidelines.    All our executive officers and directors are subject to stock ownership guidelines approved by the Board.  Our Chief Executive Officer is required to beneficially own shares of the Company’s common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own shares with a value equal to three times (3x) their base salary. Non-employee Directors are required to beneficially own shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board.  Our executives and directors have five (5) years to achieve their respective stock ownership guideline level. As of the end of Fiscal 2020, each of our executive officers is in compliance with the stock ownership guidelines and each of our non-employee directors who have been a member of the Board for more than one year is in compliance with the stock ownership guidelines.

Consideration of Director Nominees

General: In evaluating nominees for membership on our Board, our Nominating and Corporate Governance Committee applies our Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Committee takes into account many factors, including an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and ability to represent the best interests of the Company’s stockholders. As the Company moves forward as of result of the FCC’s Report and Order, the Nominating and Corporate Governance Committee believes that the Board should seek experienced public company directors with skills in core areas such as early stage/hyper growth, mergers & acquisitions, technology, regulatory, utilities, financial literacy, risk management, and human capital management. In addition, the Nominating and Corporate Governance Committee considers the ability of the nominee to represent the best interests of the Company and its stockholders and to commit sufficient time and attention to the activities of our Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criteria is necessarily applicable to all prospective nominees. Our Board does not have a formal policy with respect to the diversity of nominees. Rather, our Nominating and Corporate Governance Committee considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds, experience, and expertise on our Board. Our Board is responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee and Board of Directors regularly assess the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential nominees who may come to the attention of the Committee through current Board members, professional search firms, stockholders or other persons. Each potential nominee brought to the attention of the Committee, regardless of who recommended such potential nominee, is considered based on the criteria set forth in our Corporate Governance Guidelines.

Stockholder Nominees: The Nominating and Corporate Governance Committee will review a reasonable number of candidates for director recommended by a single stockholder who has held over 2.0% of the Company’s common stock for over one year and who satisfies the notice, information and consent provisions set forth in the Company’s Amended and Restated Bylaws. Our Board will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. There has been no change to the procedures by which stockholders may recommend nominees to our Board. For information concerning stockholder proposals, see “Stockholder Proposals for 2021 Annual Meeting” below in this Proxy Statement.

Recent Corporate Governance Changes

From January through June 2020, the Nomination and Corporate Governance Committee conducted a comprehensive  review of the composition of our Board of Directors to ensure the Board had competencies and critical skills that the Company requires as we embark upon the next phase of our operations following the release of the long awaited Report and Order by the FCC. The Nominating and Corporate Governance Committee reviewed the mix of individual directors on our Board  for relevant, recent experience; demographics; skills congruent with the organization’s top imperatives and strategy; and the attributes and qualifications the Nominating and Corporate Governance Committee identified in the Board’s self-evaluations to develop criteria for potential nominees: initiative, time, attributes and experience to be effective contributors.  As a result of that review, the Board decided to take the following action:

Nominees for Election at the 2020 Annual Meeting.

Morgan O’Brien, Executive Chairman.

Robert Schwartz, President & CEO.

Gregory Haller, Singleton McAllister, and Paul Saleh, independent director nominees.

Gregory Pratt, an independent director nominee with chief executive, financial and corporate governance experience, joined our Board in June 2020 and serves on our Audit and Compensation Committees.

Hamid Akhavan and Leslie Daniels, independent director nominees, will stand for election at the 2020 Annual Meeting as more fully discussed above at page 6.

As a result of these changes, the size of our Board will decrease to eight members at our 2020 Annual Meeting.

Board Composition.  The Board selected our eight director nominees based on their satisfaction of the core attributes described on page 10, and the belief that each can make substantial contributions to our Board and Company. Our Board believes our nominees’ breadth of experience and their mix of attributes strengthen our Board’s independent leadership and effective oversight of management, in the context of our Company’s business focus following the FCC’s issuance of the Report and Order, our industry’s operating environment, and our Company’s long-term strategies.

Succession Planning.  The Board, working with management, commenced a succession planning process early this year for the Company’s executive officers and key employees. To that end, and in accordance with the Company’s Succession Plan, on July 1, 2020, Morgan O’Brien, the Company’s then-serving Chief Executive Officer, resigned from his position as Chief Executive Officer and assumed the position of Executive Chairman, following the resignation of Brian McAuley from that role, and Robert Schwartz was appointed as President & Chief Executive Officer. Mr. McAuley will remain on the Board as Chairman Emeritus until the Annual Meeting.  The Board nominated Mr. Schwartz for election to the Board by the Company’s stockholders at the Annual Meeting.

Stockholder Communications.  We proactively interact with our stockholders to obtain their feedback on our operations, including meeting with several of our large stockholders regularly. We also hosted and participated in several investor events following the FCC’s approval of the Report and Order, including presenting at the May 13, 2020 JP Morgan Technology, Media and Communications Conference and hosting an investor call on May 21, 2020.

Board Development. We recognize the importance of having directors with the knowledge necessary to be a collaborative and trusted resources to management.  To that end, we have in place many opportunities for our directors to develop and improve their technical knowledge and corporate governance skill set.

•	Educational Series. We continue to conduct regular educational programs to provide our Board in-depth knowledge of our technical and business environment.
•	Board Education Stipend. We provide each director with an annual $5000 stipend for board/governance training related to their roles on the Anterix Board.
•

NACD Membership.  In January  2020, we joined the National Association of Corporate Directors (“NACD”).  As an NACD member company our Directors have access to tools, resources, and instructional curricula to continue to mature in corporate governance, including educational events, networking opportunities, resources, and custom board services developed for directors  by directors.

•

Biennial Board Retreat.  In April 2020, we planned to conduct our first multi-day in-person Board Retreat focused on long-term strategy and director education.  The continuing spread of COVID-19 required that we postpone the retreat until at least 2021.

EXECUTIVE OFFICERS

The following persons are our executive officers and key employees and hold the positions set forth opposite their names as of July 10, 2020.

Name	Age	Position with Anterix
Morgan E. O’Brien(1)	75	Executive Chairman
Robert H. Schwartz(1)	54	President & Chief Executive Officer
Timothy A. Gray	50	Chief Financial Officer
Ryan Gerbrandt	42	Chief Operating Officer
Gena L. Ashe	58	General Counsel and Corporate Secretary
Elaine M. Gangeri	54	Chief Accounting Officer and Assistant Corporate Secretary

(1)	See the section entitled “Board of Directors Information” above for a description of the business experience and educational background of Messrs. O’Brien and Schwartz.

Timothy A. Gray. Mr. Gray was appointed as our Chief Financial Officer in June 2014. From November 2011 to May 2013, Mr. Gray served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a subsidiary of AstraZeneca  (NYSE: AZN) (“MedImmune”), and then served as Senior Vice President of Finance for MedImmune’s Specialty Care Group until November 2013. Mr. Gray also served in various other finance roles at MedImmune starting in April 2008. Prior to joining MedImmune, Mr. Gray served in finance positions at AOL (NYSE: AOL) and Nextel and started his career at Deloitte & Touche LLP. He is also a member of the Audit Committee of the Children’s Inn at the National Institutes of Health. Mr. Gray received a Bachelor of business administration in accountancy from the University of Notre Dame and is a certified public accountant.

Ryan Gerbrandt.  Mr. Gerbrandt  joined the Company as Chief Operating Officer in March 2020. Prior to Anterix, Mr. Gerbrandt served 13 years at Trilliant Networks, founded in the Silicon Valley and focused primarily on wireless networking technologies and solution development for the critical infrastructure industry with specific focus on Global Utilities.  Mr. Gerbrandt was a pioneer in their Smart Grid Deployment efforts, and during his time at Trilliant developed and led Network Engineering, Global Professional Services, Global Solutions and Commercial Operations, and most recently launched and served as Managing Director for their Global Industrial Internet of Things  and Smart Cities businesses. Mr. Gerbrandt served on the board of directors of the Research Triangle Cleantech Cluster (RTCC) located in North Carolina up until departing Trilliant in March 2020.  Prior to Trilliant, Mr. Gerbrandt was responsible for utility communications and control systems at Manitoba Hydro, an electric power and natural gas provider in Canada, where he specialized in Utility Communications Systems, Network Operations, SCADA, HVDC Controls and System Protection. Mr. Gerbrandt received his education in Communications Engineering Technology from Red River College and in Utility Management from the University of Manitoba.

Gena L. Ashe. Ms. Ashe joined the Company in July 2019, as its General Counsel and Corporate Secretary. Prior to Anterix, Ms. Ashe held senior legal roles with KKR portfolio company The Brickman Group, LLC. (now BrightView Landscapes LLC NYSE: BV),  where she served as Chief Legal Officer and Corporate Secretary, Catalina Marketing Corporation, Public Broadcasting Service (PBS), Darden Restaurants, Inc., Lucent Technologies, Inc., AT&T, and most recently Adtalem Global Education (NYSE:ATGE), where she also served as Chief Legal Officer and Corporate Secretary. Earlier, Ms. Ashe was an electrical engineer with IBM Corporation before joining IBM’s legal team. She is a member of the Board of Directors at XPO Logistics (NYSE: XPO), where she serves on the audit and acquisition committees, and at XPO Logistics Europe S.A. (Euronext: XPO), where she serves as Vice Chairman of the Board. She holds a Juris Doctorate from Georgetown University, a Master of Science in electrical engineering from Georgia Institute of Technology and a Bachelor of Science in mathematics and physics from Spelman College. Ms. Ashe is a graduate of the executive development program of the Wharton School of the University of Pennsylvania and holds a certificate in international management from Oxford University in England.

Elaine M. Gangeri.  Ms. Gangeri joined the Company in October 2014 and has been the Chief Accounting Officer and Assistant Corporate Secretary since July 2019.  Ms. Gangeri is responsible for the company's accounting operations and financial reporting functions. Prior to joining Anterix in 2014, she served as the controller for the Americas region at Nice Systems Ltd, an Israeli-based company specializing in telephone voice recording, data security and surveillance. Before Nice Systems, she held the roles of controller, financial reporting director and accounting manager at Virgin Mobile USA, Inc., a prepaid cell phone company, from 2002 to 2010.  Ms. Gangeri also held notable accounting and finance positions at Metromedia Fiber Network, Lucent Technologies, and International Specialty Products. Dedicated to educating and developing accounting and other business professionals, Ms. Gangeri served as an adjunct professor and lecturer at Bergen Community College in New Jersey from 2008 to 2011.  Ms. Gangeri holds a Bachelor of Arts in business administration from Gettysburg College and a Master of Business Administration with a concentration in accounting from Fairleigh Dickinson University.  She is a certified public accountant and certified equity professional.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock by (i) each of our directors and director nominees, (ii) each of our named executive officers named in the Summary Compensation Table under “Executive Compensation,” (iii) all our directors and executive officers as a group, and (iv) each person or group known by us to own more than 5% of our Common Stock. The percentages reflect beneficial ownership, as determined in accordance with the SEC’s rules, as of July 10, 2020 and are based on 17,294,525 shares of common stock outstanding as of July 10, 2020. Except as noted below, the address for all beneficial owners in the table below is 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)	Class
Directors and Executive Officers:
Brian D. McAuley(2)	354,211	2.02%
Morgan E. O’Brien(3)	471,969	2.66%
Robert H. Schwartz(4)	204,332	1.17%
Timothy A. Gray(5)	73,260	*
T. Clark Akers(6)	7,595	*
Hamid Akhavan	—	*
Greg W. Cominos(7)	5,145	*
Leslie B. Daniels	17,000	*
Gregory A. Haller(7)	3,704	*
Mark J. Hennessy(8)	15,881	*
Singleton B. McAllister(7)	5,145	*
Gregory A. Pratt(9)	229	*
Paul Saleh(7)	10,465	*
All active directors and executive officers as a group (16 persons)(10)	1,193,774	6.54%
5% or more Stockholders (not disclosed above):
Owl Creek Asset Management L.P.(11)	5,251,015	30.36%
Lomas Capital Management LLC(12)	1,542,838	8.92%
Pacific Investment Management Company LLC (13)	1,358,156	7.85%
American Financial Group, Inc.(14)	941,176	5.44%

*            Represents less than 1% of the number of shares of our common stock outstanding as of July 10, 2020.

(1)

We determined the number of shares of common stock beneficially owned by each person under rules promulgated by the SEC, based on information obtained from Company records and filings with the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options, warrants or restricted stock units held by that individual or entity that are either currently exercisable or exercisable or to be settled within 60 days from July 10, 2020 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(2)

Includes 3,836 shares held by Mr. McAuley’s spouse.  Includes (i) 135,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018 at an exercise price of $20.00 per share, (ii) 65,000 shares of common stock underlying an option that were all exercisable as of January 29, 2020 at an exercise price of $25.00 per share, (iii) 3,356 restricted shares to be released August 7, 2020, and (iv) 5,784 performance units to be released on August 31, 2020.

(3)

Includes (i) 135,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018 at an exercise price of $20.00 per share, (ii) 165,000 shares of common stock underlying an option that were all exercisable as of January 29, 2019 at an exercise price of $25.00 per share, (iii) 50,000 shares of common stock underlying an option that were all exercisable as of January 13, 2020 at an exercise price of $25.81, (iv)  41,208 shares of common stock underlying an option that were all exercisable as of May 22, 2020 at an exercise price of $22.75, with 13,737 additional shares vesting in one equal annual installment, (v) 13,818 restricted shares to be released on August 13, 2020, (vi) 26,464 performance options to vest on August 31, 2020, and (vii) 26,009 performance units to be released on August 31, 2020.

(4)

Includes (i) 70,000 shares of common stock underlying an option that are exercisable on August 11, 2020 at an exercise price of $26.59, (ii)  30,000 shares of common stock underlying an option that were exercisable as of February 23, 2020 at an exercise price of $24.45 per share, (iii) 2,500 restricted stock units that were vested as of June 28, 2020, (iv) 15,000 shares of common stock underlying an option that are exercisable on August 18, 2020 at an exercise price of $28.10, with 5,000 additional shares vesting in one annual installment, (v) 50,000 shares of common stock underlying an option that are exercisable on May 14, 2020 at an exercise price of $28.20 with 50,000 additional shares vesting in two equal annual installments,  (vi) 10,921 restricted shares to be released on August 10, 2020, (vii) 7,318 performance options to vest on August 31, 2020, and (vii) 10,128 performance units to be released on August 31, 2020.

(5)

Includes (i) 50,000 shares of common stock underlying an option that were all exercisable as of May 14, 2018 at an exercise price of $20.00 per share, (ii) 3,356 restricted shares to be released on August 7, 2020, and (iii) 5,849 performance units to be released on August 31, 2020.

(6)

Includes (i) 2,500 shares of common stock underlying an option held by Mr. Akers at an exercise price of $20.00 per share, which is fully vested and (ii) 2,094 restricted shares to be released on August 6, 2020.

(7)	Includes 2,094 restricted shares to be released on August 6, 2020.
(8)	Includes 2,792 restricted shares to be released on August 6, 2020.
(9)	Includes 229 restricted shares to be released on August 6, 2020.
(10)	Incudes shares owned by and granted to our current and active executive officers and directors.
(11)

Includes 2,340,538 shares of common stock held by Owl Creek Overseas Master Fund, Ltd., 1,191,089 shares of common stock held by Owl Creek II, L.P., 790,050 shares of common stock held by Owl Creek Special Situations Fund, L.P., 582,207 shares of common stock held by Owl Creek Credit Opportunities Master Fund, L.P., 186,640 shares of common stock held by Owl Creek SRI Master Fund, Ltd. and 160,491 shares of common stock held by Owl Creek I, L.P., each of which are controlled by Owl Creek Advisors, LLC. Owl Creek Advisors, LLC, is the general partner of each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Owl Creek Asset Management, L.P. is the investment manager with respect to the shares of common stock held by each of Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Master Fund, Ltd., Owl Creek SRI Master Fund, Ltd., and Owl Creek Credit Opportunities Master Fund, L.P. Jeffrey A. Altman is the managing member of the general partner of Owl Creek Asset Management, L.P. and is the managing member of Owl Creek Advisors, LLC. We have been informed by the stockholder that Jeffrey A. Altman, Owl Creek Asset Management, L.P. and Owl Creek Advisors, LLC each disclaim any direct ownership of the shares held by the stockholders. The address for Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor, New York, NY 10019.

(12)

Includes shares of common stock held by Lomas Capital Management LLC (“Lomas Capital”) and Daniel Lascano.  Lomas Capital is a registered investment adviser to certain affiliated funds or investment advisory clients that directly hold the shares of our common stock for the benefit of those investors.  Lomas Capital may be deemed to share beneficial ownership with such reporting persons. Mr. Lascano is the Chief Investment Officer of Lomas Capital. The address for Lomas Capital Management, LLC is 650 Madison Avenue, 15th Floor, New York, NY 10022.

(13)

FIE II LLC, a private fund of which Pacific Investment Management Company LLC, (“PIMCO”), is the investment adviser and holds such securities of the benefit of its investors.  FIE II LLC holds these securities in its investment advisory account managed by PIMCO and has the right to receive or the power direct the receipt of dividends from, or the proceeds from the sale of the securities. The address for PIMCO is 650 Newport Center Drive, Newport Beach, California 92660.

(14)

Includes shares of common stock held by Great American Insurance Company and Great American Life Insurance Company. Each of Great American Life Insurance Company and Great American Insurance Company is a wholly owned subsidiary of American Financial Group, Inc.  The board of directors of American Financial Group, Inc. consists of Carl H. Linder III, S. Craig Linder, Kenneth C. Ambrecht, John B. Berding, Joseph E. Consolino, Virginia C. Drosos, James E. Evans, Terry S. Jacobs, Mary Beth Martin, Gregory G. Joseph, William W. Verity and John Von Lehman who exercise voting and investment control over the shares held by the stockholder. The address for Great American is 301 East 4th Street, Cincinnati, Ohio 45202.

Changes in Control: We are not aware of any, nor are we a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons. Based solely on a review of copies of reports provided to us pursuant to Rule 16a-3(e) of the Exchange Act and representations of such reporting persons, we believe that during Fiscal 2020, such SEC filing requirements were satisfied and timely.

EQUITY COMPENSATION PLAN INFORMATION

The Company awards stock options and restricted stock units to its employees meeting certain eligibility requirements under plans approved by its stockholders in 2010 and 2014, referred to as the “2010 stock option plan,” and “2014 stock option plan”, respectively. The following table summarizes our compensation plans under which our equity securities are authorized for issuance as of March 31, 2020:

	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options (1)	Weighted-Average Exercise Price of Outstanding Stock Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	1,889,633	$24.58	1,187,260
Equity compensation plans not approved by security holders	—	—	—

(1) Does not include 490,979 restricted stock units.

EXECUTIVE COMPENSATION

The following tables summarize information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2020 (the fiscal year ended March 31, 2020).  Our named executive officers for Fiscal 2020 include:

•	Morgan E. O’Brien, Chief Executive Officer
•	Robert H. Schwartz, President
•	Timothy A. Gray, Chief Financial Officer

Our Board and Compensation Committee each believes that adopting appropriate and sound compensation programs and practices is fundamental to the overall success of our business and aligning the interests of our executives with the interests of our stockholders. This section provides information, in accordance with the reduced compensation disclosures required by a smaller reporting company, about our Company and our compensation practices and programs.

Overview

We are a wireless communications company focused on commercializing our spectrum assets to enable our targeted utility and critical infrastructure customers to deploy private broadband networks, technologies and solutions. We are the largest holder of licensed spectrum in the 900 MHz band (896-901/935-940 MHz) throughout the contiguous United States, plus Hawaii, Alaska and Puerto Rico. On May 13, 2020, the Federal Communications Commission (“FCC”) approved a Report and Order (the “Report and Order”) to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of broadband networks, technologies and solutions. We are now engaged in qualifying for and securing broadband licenses from the FCC, with a focus on pursuing licenses in those counties in which we believe we have near-term commercial opportunities. At the same time, our sales and marketing organization is pursuing opportunities to lease the broadband licenses we secure to our targeted utility and critical infrastructure customers.

Our Board established a Compensation Committee comprised of a minimum of three independent directors following the rules and regulations established by the SEC and the Nasdaq Stock Market.   Our Board delegated to the Compensation Committee the authority to establish our executive compensation program and to approve all compensation received by our Section 16 and other executive officers.  The Compensation Committee retained Pearl Meyer, as its independent compensation consultant, to assist it in evaluating our executive compensation program and practices.

Executive Compensation Program.  As noted earlier in the executive summary, our Compensation Committee has established an executive compensation program consisting of: (i) an annual base salary, (ii) an annual performance-based bonus program and (iii) a long-term equity award consisting of a time-based and performance-based equity awards.  In establishing this program, the Compensation Committee focused on designing a program that would attract, retain, and incentivize executives, motivate them to achieve our key financial, operational, and strategic goals, and reward them for superior performance.  The Compensation Committee also focused on ensuring that our executive compensation program aligns our executive officers’ and key employees’ interests with those of our stockholders by basing a significant portion of their compensation on the achievement of corporate and individual performance goals approved by the Compensation Committee.

Determination of Executive Compensation. The Compensation Committee did not target compensation to a particular percentile for our executive officers in Fiscal 2020. The Compensation Committee did consider the Company’s net operating losses and the benefits to the Company and its stockholders of managing the Company’s cash resources in setting base salaries and annual bonus targets.

In setting executive compensation, the Compensation Committee considered benchmark data from the peer group it established, reflecting relevant publicly available market data provided in the compensation reports developed by Pearl Meyer. The Compensation Committee also considered the compensation recommendations of our then-serving Executive Chairman (other than with respect to determining his compensation), as well as the Company’s overall performance, each executive officer’s responsibilities and individual performance, and the Company’s financial status for each individual executive. In addition, the Committee considered the benefits of maintaining pay parity among our executive officers.

Base Salary. The base salaries of our executive officers depend on their job responsibilities, the rate of compensation paid by our peer group of companies, the pay offered to the Company’s other executive officers, and the Company’s financial position and business performance.  The Compensation Committee set the base salaries for our executive officers for Fiscal 2020 at or below the median of the Company’s peer group companies.

Performance-Based Bonus Awards. As part of our compensation program, our executive officers and other key employees are eligible to participate in a performance-based bonus award program, which may be paid in cash and/or shares of common stock. The Compensation Committee determines the annual performance-based bonus awards based on the executive’s individual performance and the Company’s actual performance compared to financial and corporate goals approved by the Compensation Committee. For Fiscal 2020, the Compensation Committee set the annual target bonuses for our Chief Executive Officer at 75% of his base salary, and for our President and our Chief Financial Officer at 60% of their base salaries. The Compensation Committee also determined that 40% of the annual performance-based cash incentive for each of our executives would be based on financial performance goals (Adjusted EBITDA and Cash Balance as compared to the budget approved by the Board), and the other 60% would be based on the Company’s and the individual’s performance as determined by the Board.

Our Compensation Committee expected that the objectives it set for the financial performance goals (Adjusted EBITDA and Cash Balance as compared to the budget approved by the Board) and the corporate performance goals at the target level of performance would be challenging and require effective execution by the Company’s management team.

For Fiscal 2020, our Compensation Committee established the following weighting for our two financial performance goals and for the corporate and individual performance objectives:

Performance Goal	Executive Officers
Adjusted EBITDA Target(i)	20%
Cash Balance	20%
Corporate and Individual Performance	60%

(i)

The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest (income) expense-net, other (income) expense-net, restructuring expenses, impairment of long-lived assets, income taxes and stock-based compensation and items related to the dispatch legacy business.

The table below reconciles Adjusted EBITDA to the Company's GAAP disclosure of net loss in (000's):

For the year ended
March 31, 2020
Adjusted EBITDA:
Net Loss	$(37,638)
Income tax expense	2,402
Interest (income) expense - net	(1,810)
Other (income) expense - net	(346)
Loss on equity method investment	9
Depreciation and amortization	3,591
Stock-based compensation expense	5,826
Restructuring costs	236
Impairment of long-lived assets	46
Revenue related to legacy dispatch business	(358)
Direct cost of revenue expenses related to legacy dispatch business	2,489
General and administrative expenses related to legacy dispatch business	619
Sales and support expenses related to legacy dispatch business	258
General and administrative expense related to retuning activities	297
Adjusted EBITDA	$(24,379)

For Fiscal 2020, the Compensation Committee evaluated the Company’s performance relative to each of these corporate performance goals. The following table shows the Company’s and each executive’s performance achievement as well as the total annual cash performance bonus payout.

	Corporate Performance Achievement (40% Weighting)
Executives	Adjusted EBITDA	Cash Balance	Total Actual Payout	Individual and Corporate Performance Achievement (60% Weighting)	Total Payout (% of Target)	Total Payout ($)
Morgan E. O'Brien, CEO(1)	20.0%	20.0%	40.0%	48.9%	88.9%	$233,250
Robert H. Schwartz, President and COO (1)	20.0%	20.0%	40.0%	74.3%	114.3%	$233,250
Timothy A. Gray, CFO	20.0%	20.0%	40.0%	60.0%	100.0%	$180,000

(1) Per the Company’s Succession Plan, on July 1, 2020, Morgan E. O’Brien, the Company’s then-serving Chief Executive Officer assumed the position of Executive Chairman, following the resignation of Brian D. McAuley from that role, and Robert H. Schwartz was appointed as President & Chief Executive Officer.

Long-Term Equity Awards.

In Fiscal 2020, the Compensation Committee granted time-based performance-based equity awards to all named executive officers. The time-based equity awards were granted in the form of restricted stock units that vest over a four-year period, with 25% of the shares vesting each year over the four-year period.  The Compensation Committee also awarded our named executive officers performance-based restricted stock units and/or performance-based stock options awards.  Each of the performance-based awards had “target” and “stretch”

performance goals.  Under the target goal, 50% of the shares subject to the performance-based awards vest upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications use and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity awards vest upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received.

The Compensation Committee will re-evaluate its long-term equity grant practice and use of equity instruments with its compensation consultant for the coming year to ensure practices remain appropriately aligned with the Company’s business and strategies.

Stock Ownership Guidelines. All our executive officers are subject to stock ownership guidelines approved by the Board. Our Chief Executive Officer is required to beneficially own shares of the Company’s common stock with a value equal to five times (5x) his base salary. All other executive officers are required to beneficially own shares with a value equal to three times (3x) their base salary. Our executives have five (5) years to achieve their respective stock ownership guideline levels. As of the end of Fiscal 2020, each of our executive officers who had been with the Company for more than one year is in compliance with the stock ownership guidelines.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our named executive officers during Fiscal 2020 and Fiscal 2019. The compensation described in this table does not include medical, group life insurance, or other benefits which are available generally to all our salaried employees.

								Non-Equity
				Stock		Option		Incentive Plan	All Other
		Salary	Bonus (1)	Awards (2)		Awards (2)		Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)		($)		($)	($)	($)
Morgan E. O’Brien(11)	2020	356,539	251,250	700,000	(3)	—	(4)	—	—	1,307,789
Chief Executive Officer	2019	324,391	170,000	625,025	(5)	—		—	—	1,119,416

Robert H. Schwartz(11)	2020	349,154	230,000	680,000	(6)	—	(7)	—	—	1,259,154
President and Chief	2019	323,784	150,001	—		1,305,511	(8)	—	—	1,779,296
Operating Officer

Timothy A. Gray	2020	308,077	180,000	600,000	(9)	—		—	—	1,088,077
Chief Financial Officer	2019	276,522	110,000	400,005	(10)	—		—	—	786,527

(1)

The amounts shown reflect payments pursuant to the Company's annual performance-based bonus program. Under this program, the Company's executive officers are eligible to receive an annual cash bonus based on a percentage of their base salaries contingent upon their achievement of certain  pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee.

(2)

The amounts represent the gran date fair value of equity-based stock awards granted by the Company during the periods presented, determined in accordance with FASB ASC Topic 718. All awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see "Note 12 - Stock Acquisition Rights, Stock Options and Warrants" of our notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on May 28, 2020.

(3)

Represents the grant of 17,500 time-based restricted stock units granted on May 9, 2019 and vesting over a four-year period measured from the grant date. Amount does not include an award of 52,018 performance-based restricted stock units granted on February 28, 2020 with a performance criteria that were considered not probable to be met as of March 31, 2020. If the performance criteria were achieved, the grant date fair value of the performance-based restricted stock units would have been $2,437,044.

(4)

Amount does not include an award of 52,927 performance based stock options granted on February 28, 2020 with an exercise price equal to the closing market price of the Company's common stock on that date, with performance criteria that were considered not probably to be met as of March 31, 2020. If the performance criteria were achieved, the grant date fair value of the performance-based stock option award would have been $893,460.

(5)	Represents the grant of 20,974 time-based restricted stock units granted on August 6, 2018 vesting over a four-year period measured from the grant date.

(6)

Represents the grant of 17,000 time-based restricted stock units granted on May 9, 2019 and vesting over a four-year period measured from the grant date. Amount does not include an award of 20,255 performance-based restricted stock units granted on February 28, 2020 with a performance criteria that were considered not probable to be met as  March 31, 2020. If the performance criteria were achieved, the grand date fair value of the performance-based restricted stock units would have been $948,947.

(7)

Amount does not include an award of 14,635 performance based stock options granted on February 28, 2020 with an exercise price equal to the closing market price of the Company's common stock on that date, with performance criteria that were considered not probably to be met as of March 31, 2020. If the performance criteria were achieved, the grant date fair value of the performance-based stock option award would have been $247,053.

(8)

Represents the grant of a stock option for 100,000 shares (in lieu of time-based restricted units) granted on May 14, 2018 in connection with his appointment as the Company's president and chief operating officer, with an exercise price equal to the closing market price of the Company's common stock on the grant date and vesting 50% on May 14, 2020 and 25% each on May 14, 2021 and May 14, 2022.

(9)

Represents the grant of 15,000 time-based restricted stock units granted on May 9, 2019 and vesting over a four-year period measured from the grant date. Amount does not include an award of 11,697 performance-based restricted stock units granted on February 28, 2020 with a performance criteria that were considered not probable to be met as of March 31, 2020. If the performance criteria were achieved, the grand date fair value of the performance-based restricted stock units would have been $548,004.

(10)	Represents the grant of 13,423 time-based restricted stock units granted on August 6, 2018 vesting over a four-year period measured from the grant date.
(11)

Per the Company’s Succession Plan, on July 1, 2020, Morgan E. O’Brien, the Company’s then-serving Chief Executive Officer assumed the position of Executive Chairman, following the resignation of Brian D. McAuley from that role, and Robert H. Schwartz was appointed as President & Chief Executive Officer.

Narrative to the Summary Compensation Table

The compensation program established for executive officers consisted of the following elements for Fiscal 2020 and Fiscal 2019:

Morgan E. O’Brien, Chief Executive Officer:  The salary and bonus amounts represent Mr. O’Brien’s annual base salary and annual bonus payment pursuant to our executive compensation program established by the Compensation Committee.  Based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee, Mr. O’Brien received an annual cash bonus award equal to 100% of his target bonus for Fiscal 2020.  During Fiscal 2020 Mr. O’Brien received 17,500 time-based restricted stock units on May 9, 2019. The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one-year anniversary of the grant date and the remainder of the restricted stock units vesting in three equal annual installments thereafter. During Fiscal 2020, Mr. O’Brien received a performance-based restricted stock unit award for 52,018 shares of common stock and a performance-based stock option award for 52,927 shares of common stock.  Each of these performance-based awards has “target” and “stretch” performance goals.  Under the target goal, 50% of the shares subject to the performance-based awards vest upon achievement by December 31, 2020 of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity awards vest upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received. During Fiscal 2019, Mr. O’Brien received 20,974 time-based restricted stock units on August 6, 2018.  The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one-year anniversary of the grant date and the remainder of the restricted stock units vesting in three equal annual installments thereafter.

Robert H. Schwartz, President:  The salary and bonus amounts represent Mr. Schwartz’s annual base salary and annual bonus payment pursuant to our executive compensation program established by the Compensation Committee.  Based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee, Mr. Schwartz received an annual cash bonus award equal to 112.7% of his target bonus for Fiscal 2020.   During Fiscal 2020 Mr. Schwartz received 17,000 time-based restricted stock units on May 9, 2019. The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one-year anniversary of the grant date and the remainder of the restricted stock units vesting in three equal annual installments thereafter. During Fiscal 2020, Mr. Schwartz received a performance-based restricted stock unit award for 20,255 shares of common stock and a performance-based stock option award for 14,635 shares of common stock.  Each of these performance-based awards has “target” and “stretch” performance goals.  Under the target goal, 50% of the shares subject to the performance-based awards vest upon achievement by December 31, 2020 of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity awards vest upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received. During Fiscal 2019, Mr. Schwartz was granted a time-based stock option to purchase 100,000 shares of our common stock with an exercise price of $28.20.  Fifty percent of the option shares vested on May 14, 2020, 25% of the option shares will vest on May 14, 2021 and the remaining 25% will vest on May 14, 2022.

Timothy A. Gray, Chief Financial Officer.  The salary and bonus amounts represent Mr. Gray’s annual base salary and annual bonus payment pursuant to our executive compensation program established by the Compensation Committee.  Based on his achievement of certain pre-established corporate and individual performance goals approved and evaluated by the Compensation Committee, Mr. Gray received an annual cash bonus award equal to 100% of his target bonus for Fiscal 2020.  During Fiscal 2020 Mr. Gray received 15,000 time-based restricted stock units on May 9, 2019. The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one-year anniversary of the grant date and the remainder of the restricted stock units vesting in three equal annual installments thereafter. During Fiscal 2020, Mr. Gray received a performance-based restricted stock unit award for 11,697 shares of common stock.  The performance-based restricted stock unit award has “target” and “stretch” performance goals.  Under the target goal, 50% of the shares subject to the performance-based awards vest upon achievement by December 31, 2020 of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.  Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity awards vest upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received.  During Fiscal 2019, Mr. Gray received 13,423 time-based restricted stock units on August 6, 2018.  The restricted stock units vest over a four-year period, with 25% of the restricted stock units vesting on the one-year anniversary of the grant date and the remainder of the restricted stock units vesting in three equal annual installments thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers on March 31, 2020.

			Option Awards					Stock Awards
	Number of Securities		Number of Securities						Market Value
	Underlying		Underlying				Number of		of Shares or
	Unexercised		Unexercised		Option	Option	Shares That		Units of Stock
	Options		Options (#)		Exercise	Expiration	Have Not		That Have Not
Name	(#) Exercisable		Unexercisable		Price	Date	Vested		Vested (1)
Morgan E. O’Brien	—		—		—	—	52,018	(2)	$2,375,662
	—		—		—	—	17,500	(3)	799,225
	—		—		—	—	15,731	(4)	718,435
	—		52,927	(5)	$46.85	8/28/2025	—		—
	27,472	(6)	27,473	(6)	$22.75	5/22/2027	—		—
	50,000	(7)	—		$25.81	1/13/2026	—		—
	65,000	(8)	—		$25.00	1/29/2025	—		—
	100,000	(9)	—		$25.00	1/29/2025	—		—
	135,000	(10)	—		$20.00	5/14/2024	—		—

Robert H. Schwartz	—		—		$—	—	20,255	(2)	925,046
	—		—		$—	—	17,000	(3)	776,390
	—		14,635	(5)	$46.85	8/28/2025	—		—
	—		100,000	(11)	$28.20	5/14/2028	—		—
	—		—		—	—	4,945	(12)	$225,838
	10,000	(13)	10,000	(13)	$28.10	8/17/2027	—		—
	30,000	(14)	—		$24.45	2/23/2026	—		—
	70,000	(15)	—		$26.59	8/11/2025	—		—
	—		—		—	—	515	(16)	$23,520
	—		—		—	—	2,500	(17)	$114,175

Timothy A. Gray	—		—		—	—	11,697	(2)	$534,202
	—		—		—	—	15,000	(3)	$685,050
	—		—		—	—	10,068	(4)	$459,806
	—		—		—	—	4,396	(12)	$200,765
	50,000	(10)	—		$20.00	5/14/2024	—		—

(1)	The market value of the stock awards is determined by multiplying the number of shares underlying the stock awards by the closing stock price of our common stock of $45.67 on March 31, 2020.
(2)

Performance-based restricted stock units issued of February 28, 2020 that will vest upon the achievement of “target” and “stretch” performance goals by December 31, 2020 and December 30, 2020, respectively. Under the target goal, 50% of the shares subject to the performance-based award vests upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.   Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity award vests upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received.

(3)	Restricted stock units granted on May 9, 2019 that will vest as follows: 25% on each of May 15, 2020, May 17, 2021, May 16, 2022, and May 15, 2023.
(4)	The restricted stock units granted on August 6, 2018 that have vested or will vest as follows: 25% on each of August 6, 2019, August 6, 2020, August 6, 2021, and August 6, 2022.

(5)

Performance-based stock options issued on February 28, 2020 that will vest upon the achievement of “target” and “stretch” performance goals by December 31, 2020 and December 30, 2020, respectively. Under the target goal, 50% of the shares subject to the performance-based award vests upon achievement by December 31, 2020, of a Final Order from the FCC providing for the creation and allocation of licenses for spectrum in the 900 MHz band consisting of paired blocks of contiguous spectrum, each containing at least 3 MHz of contiguous spectrum, authorized for broadband wireless communications uses and the lack of objection by the Anterix Board to the terms and conditions (including, but not limited to, the rebanding, clearing and relocation procedures, license assignment and award mechanisms, and technical and operational rules) set forth or referenced in the Final Order.   Under the stretch goal, the remaining 50% of the shares subject to the performance-based equity award vests upon the occurrence of all three of the following conditions by December 30, 2020: (A) the Company enters into one or more long-term lease agreement(s) with critical infrastructure or enterprise business(es) to enable such business(es) to utilize the Company’s spectrum for broadband connectivity; (B) the combined total contract dollars payable to the Company over the initial term(s) of such agreement(s) equals or exceeds $25 million; and (C) the agreement(s) is/are binding on such business(es) and is/are either not contingent on prior Board of Director approval(s) or such approval(s) has/have been received.

(6)	The stock options granted on May 22, 2017 that have vested or will vest as follows: 25% of each of May 22, 2018, May 22, 2019, May 22, 2020, and May 22, 2021.
(7)	The stock options granted on January 13, 2016, which are fully vested.
(8)	The stock options granted on January 29, 2015, which are fully vested.
(9)	The stock options granted on January 29, 2015, which are fully vested.
(10)	The stock options granted on May 14, 2014, which are fully vested.
(11)	The stock options granted on May 14, 2018 that will vest as follows: 50% on May 14, 2020 and 25% each on May 14, 2021 and May 14, 2022.
(12)	The restricted stock units granted on May 22, 2017 that have vested or will vest as follows: 25% on each of May 22, 2018, May 22, 2019, May 22, 2020, and May 22, 2021.
(13)	The stock options granted on August 17, 2017 that have vested or will vest as follows: 25% on each of August 17, 2018, August 17, 2019, August 17, 2020, and August 17, 2021.
(14)	The stock options granted on February 23, 2016, which are fully vested.
(15)	The stock option granted on August 11, 2015, which are fully vested.
(16)	The restricted units granted on January 13, 2017 that have vested or will vest as follows: 25% on each of January 16, 2018, January 14, 2019, January 13, 2020 and January 13, 2021.
(17)	The restricted units granted on June 27, 2016 that have vested or will vest as follows: 25% on each of June 27, 2017, June 27, 2018, June 27, 2019 and June 29, 2020.

Option Exercises and Stock Vested

The following table sets forth the number of shares acquired, the value realized upon exercise of stock options, and vesting of stock awards during Fiscal 2020 by each of our named executive officers.

		Option Awards			Stock Awards
	Number of Shares		Value Realized	Number of Shares		Value Realized
	Acquired on Exercised		on Exercise	Acquired on Vesting		on Vesting (1)
Name	(#)		($)	(#)		($)
Morgan E. O’Brien	—		—	5,243		220,154
Robert H. Schwartz	—		—	5,487		239,689
Timothy A. Gray	—		—	7,975		357,748

(1)

The value realized on vesting is determined by multiplying the number of shares that vested during Fiscal 2020, times the closing price of our common stock on the Nasdaq Capital Market on the applicable vesting date.

Pension and Nonqualified Deferred Compensation

We do not provide any retirement benefits, other than under our 401(k) Plan, nor do we sponsor or maintain any nonqualified defined contribution or deferred compensation plans.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers upon termination of employment by us without Cause or for Good Reason (each as defined in our Executive Severance Plan), as if each executive’s employment terminated as of March 31, 2020. See “Severance Arrangements with our Named Executive Officers” below for additional information.

		Acceleration on Vesting(1)
	Stock		RSU's &	Base
	Options		PSU's	Salary (2)	Health	Other (3)	Total
Name	($)		($)	($)	($)	($)	($)
Morgan E. O’Brien
Severance absent a change of control	52,472		133,080	700,000	38,940	550,000	1,474,492
Severance in connection with a change of control	629,681		1,517,660	700,000	38,940	550,000	3,436,281
Robert H. Schwartz
Severance absent a change of control	182,188		99,294	680,000	38,940	535,000	1,535,422
Severance in connection with a change of control	1,922,700		1,139,923	680,000	38,940	535,000	4,316,563
Timothy A. Gray
Severance absent a change of control	—		168,571	600,000	38,940	385,000	1,192,511
Severance in connection with a change of control	—		961,685	600,000	38,940	385,000	1,985,625

(1)	Represents value of any vesting of unvested stock options and stock awards.
(2)	Represents 2 times the base salary.
(3)	Represents 2 times target annual bonus and outplacement support.

Severance Arrangements with our Named Executive Officers

Severance Plan Participation Agreement

On or after March 2015, we entered into a Severance Plan Participation Agreement, as amended on February 12, 2019 (the “Participation Agreement”) with each of our executive officers and certain key employees pursuant to our Executive Severance Plan (the “Severance Plan”) approved by our Compensation Committee, which replaced any prior existing employment agreements or severance arrangements with our executives. The Severance Plan establishes the amount of severance payments and benefits available in the event of a (i) termination of employment by us without Cause or by the participant for Good Reason and (ii) termination of employment by us without Cause or by the participant for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan).

As of the end of Fiscal 2020, all three of the named executive officers, Morgan E. O’Brien, Robert H. Schwartz, and Timothy A. Gray were parties to the Severance Plan.

Upon termination of employment by the Company without Cause or by the participant for Good Reason, each named executive officer (“NEO”) is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in installments over 24 months, plus a pro-rated target bonus for the fiscal year in which the termination occurs. Each NEO will receive pro-rated accelerated vesting of time-based equity awards to reflect their actual time-based services to us measured from the grant date and a nine-month time period to exercise any stock options included in such equity awards.

Upon termination of an NEO’s employment by us without Cause or by the executive for Good Reason within six months before or within 24 months after a Change in Control (as defined in the Severance Plan), he is eligible for a cash severance payment equal to 2.0 times the sum of the executive’s base salary plus target bonus, paid in a lump sum, plus a pro-rated target bonus for the fiscal year in which the termination occurs. In addition, each NEO will receive full accelerated vesting of all outstanding time-based equity grants and a two-year period to exercise any stock options included in such equity awards.

The Severance Plan also provides for payment of health benefits continuation for NEOs for a maximum of 18 months.

Employee Benefit Plans

401(k) Plan

Our employees are eligible to participate in a 401(k) Plan.  The company match for all employees participating in the 401(k) Plan is 3% of annual cash compensation.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for highly qualified and productive public company directors. The varied responsibilities, the substantial time commitment and the potential risks of serving as a director for a public company require that we provide adequate compensation for the continued performance of our non-employee directors by offering them compensation that is commensurate with the workload and the demands we place on them. Our non-employee directors are compensated based upon their Board and Board Committee responsibilities. Our executive officers who serve on the Board do not receive any additional compensation for their service as directors.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure and amount of compensation for our non-employee director pay. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Compensation Committee retained Pearl Meyer as its independent compensation consultant to assess our non-employee director compensation program. With the assistance of Pearl Meyer, the Compensation Committee and Board of Directors established our philosophy to target total compensation for our non-employee directors at the 50th percentile of the market, based on the same peer group used in benchmarking the compensation of our executive officers.

Non-Employee Director Compensation

For Fiscal 2020, our non-employee director compensation program consisted of:

•	Annual cash retainers for Board service;
•	Annual cash retainers for service as the Chair of one of the three standing Board Committees; and
•

Long-term equity awards consisting of restricted stock awards granted on an annual basis to continuing non-employee directors immediately following the Annual Meeting of stockholders or upon their initial appointment to the Board for new directors.

Our non-employee directors are not entitled to any Board or Board Committee meeting fees.

Annual Cash Retainers. Under our non-employee director compensation program, our non-employee directors received the following annual cash retainers. These annual retainers are payable in four equal quarterly installments on the first day of each new calendar quarter. Our non-employee director compensation program provides that newly appointed non-employee directors receive annual cash retainers on a pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board and each Board committee.

Board Cash Retainer	$65,000
Lead Independent Director Cash Retainer (in lieu of Board Cash Retainer)	$65,000
Audit Committee Chair	$18,000
Compensation Committee Chair	$12,000
Nominating and Governance Committee Chair	$8,000

Long-Term Equity Awards. Under our non-employee director compensation program, each of our non-employee directors (other than our lead independent director) are issued annual restricted stock award with a grant date fair market value equal to approximately $90,000. Our lead independent director receives an annual restricted stock award with a grant date fair market value equal to approximately $120,000. Each such annual award will vest on the earlier of (i) immediately prior to the commencement of the next regularly scheduled Annual Meeting of stockholders or (ii) 12 months from the grant date. On August 6, 2019, immediately following the 2019 Annual Meeting of Stockholders, each of our continuing non-employee directors (other than our lead independent director) received restricted stock awards for 2,094 shares of common stock with a fair value of $42.99 per share, which was the closing bid price of our common stock on the Nasdaq Capital Market on the date of grant. Immediately following the 2019 Annual Meeting, our lead independent director received restricted stock awards for 2,792 shares of common stock with a fair value of $42.99 per share, which was the closing bid price of our common stock on the Nasdaq Capital Market on the date of grant.

Our non-employee director compensation program provides that newly appointed non-employee directors receive an annual restricted stock grant, with the fair market value on the grant date calculated on pro-rata basis, based on the fiscal quarter in which the director is appointed to the Board.

Stock Ownership Guidelines. All our non-employee Directors are subject to stock ownership guidelines approved by the Board. Non-employee Directors are required to beneficially own shares of the Company’s common stock with a value equal to three times (3x) the annual cash retainer paid to them for service as a member of our Board. Our Board members have five (5) years to achieve their stock ownership guideline level. As of the end of Fiscal 2020, each of our non-employee directors who has been a member of the Board for more than one year is in compliance with the stock ownership guidelines.

Reimbursement.  Our directors are entitled to reimbursement for their reasonable travel and lodging expenses for attending Board and Board Committee meetings.

Director Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during Fiscal 2020.

	Fees earned or paid in Cash (1)	Stock Awards (2)
Name	($)	($)		Total ($)
T. Clark Akers	83,000	90,021	(3)	173,021
Rachelle B. Chong	65,000	90,021	(3)	155,021
Greg W. Cominos	65,000	90,021	(3)	155,021
Gregory A. Haller	65,000	90,021	(3)	155,021
Mark J. Hennessy	77,000	120,028	(4)	197,028
Singleton B. McAllister	73,000	90,021	(3)	163,021
Paul Saleh	65,000	90,021	(3)	155,021

(1)

Represents annual cash retainers for Board service and for service as the chair of one of the standing Board Committees, if applicable.  Cash retainers are paid on a quarterly basis in four equal installments.

(2)

These amounts represent the grant date fair value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718. All restricted stock awards are amortized over the vesting life of the award. For the assumptions used in our valuations, see “Note 12 – Stock Acquisition Rights, Stock Options and Warrants” of our notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the SEC on May 28, 2020.

(3)

Represents 2,094 shares of restricted stock granted on August 6, 2019 to our non-employee directors (other than our lead independent director), immediately following the 2019 annual meeting of stockholders.

(4)

Represents 2,792 shares of restricted stock granted on August 6, 2019, immediately following the 2019 annual meeting of stockholders.  The closing stock price on the date of the grant, which represents the fair value of a share of restricted stock was $42.99 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Reviewed Since April 1, 2018

The following is a description of transactions since April 1, 2018, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We refer to such transactions as “related party transactions” and such persons as “related parties.”

Other than described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which are described where required under the section titled “Executive and Director Compensation.”

During Fiscal 2019, we incurred $141,000 in consulting fees to Cerberus Operations and Advisory Company, LLC, a consultant firm who is an affiliate of Cerberus Capital Management, L.P., who was a beneficial holder of more than 5% of our capital stock during Fiscal 2019. No such services were provided and owed to the consulting firm during Fiscal 2020.

In May 2020, we entered into a consulting agreement with Rachelle B. Chong, a former member of our Board and utility regulatory expert, under which she now serves as a Senior Advisor to our management team. The consulting agreement provides that Ms. Chong will receive cash compensation of $12,000 per month and a restricted stock award with a grant date fair value equal to $144,000 for her consulting services.

Related Party Transaction Policy

Pursuant to our Code of Business Conduct and Ethics and Related Party Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, will be prohibited from entering into a related party transaction with us without the approval of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, considering known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

 PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of eight directors to serve until our 2021 Annual Meeting and until their respective successors are elected and qualified. Our Board has unanimously nominated each of the eight director nominees for election to our Board at the Annual Meeting.

Vote Required and Board Recommendation

Under our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, in an uncontested election, the directors are elected by a majority of the votes cast in person or by proxy at the Annual Meeting assuming a quorum is present.  This means that the number of shares voted “FOR” a nominee for election as a director must exceed the number of votes cast “AGAINST” that director nominee.  If you hold your shares in street name and you do not instruct the broker, bank, trustee or nominee on how to vote on this proposal, they will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be voted for or against the election of any director nominee, and so will not have any effect on the outcome of this proposal.

We have also implemented a majority voting policy for director resignations, which is applicable if an incumbent director nominee receives less than a majority of votes cast in an uncontested election. We expect each director nominated for reelection to tender his or her written irrevocable, conditional resignation to the Chairman of the Board that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting and (ii) Board acceptance of such resignation. If a director nominee fails to receive the required vote for reelection, our Nominating and Corporate Governance Committee (other than such director) will act on an expedited basis to determine whether to accept the director's irrevocable, conditional resignation, and it will submit such recommendation for prompt consideration by the Board. The Nominating and Corporate Governance Committee and members of the Board (other than such director) may consider any factors they deem relevant in deciding whether to accept a director's resignation. This policy does not apply in circumstances involving contested director elections.

All of our nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as the Board may designate, unless a contrary instruction is indicated in the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR, AND SOLICITS PROXIES IN FAVOR OF, EACH OF OUR DIRECTOR NOMINEES.

Unless otherwise instructed, it is the intention of the persons named in the proxy card to vote shares represented by properly executed proxy cards for the election of each of our director nominees.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit our financial statements for the fiscal year ending March 31, 2021.  At the Annual Meeting, we are asking our stockholders to ratify the appointment of Grant Thornton as our independent auditor because we value our stockholders’ views on the Company’s independent auditor, even though the ratification is not required by our Amended and Restated Bylaws or otherwise.  However, the Audit Committee will reconsider the appointment if it is not ratified by our stockholders at the Annual Meeting. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.  Our Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2020.

During Fiscal 2020 and Fiscal 2019, neither the Company nor anyone on the Company’s behalf consulted with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Grant Thornton that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement or a reportable event (as those terms are described in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).

Representatives of Grant Thornton are expected to attend at the Annual Meeting and will have the opportunity to make statements if they desire to do so and to respond to appropriate questions.

Audit Related Matters

The Audit Committee is responsible for approving the engagement of Grant Thornton as our independent registered public accounting firm for the fiscal year ending March 31, 2021.

The Audit Committee intends to meet with Grant Thornton on a quarterly or more frequent basis, as the Audit Committee had done in Fiscal 2020. At such times, the Audit Committee has reviewed the services performed by Grant Thornton, as well as the fees charged for such services.

Principal Accountant Fees and Services

The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by Grant Thornton for Fiscal 2020 and Fiscal 2019.

	2020	2019
Audit fees	$437,602	$270,095
Audit-related fees	96,075	49,035
Tax fees	—	—
Other fees	—	—
Total	$533,677	$319,130

Audit Fees. Audit fees consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, fees relating to our amended annual and interim financial statements and related services that are normally provided in connection with registration statements.

Audit-Related Fees. For Fiscal 2020 and Fiscal 2019, fees include review of adoption of new accounting pronouncements,  material contracts, issuance of comfort letters and consents.

Tax Fees. There were no such fees incurred in Fiscal 2020 or Fiscal 2019.

All Other Fees. We did not incur any other fees in Fiscal 2020 or Fiscal 2019.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services of Independent Auditors

The Audit Committee has determined that all services provided by Grant Thornton to date were compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-

audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation.

Vote Required and Board Recommendation

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm. Abstentions will be counted as present for purposes of determining the presence of a quorum but will not be considered as votes cast for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF GRANT THORNTON AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2021.

PROPOSAL THREE

ADVISORY, NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Our compensation programs are designed to effectively align our executives’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders. Stockholders are urged to read the section titled “Executive Compensation” in this Proxy Statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our Compensation Committee believes that the objectives of our executive compensation program, as they relate to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation. Our Board and our Compensation Committee believe that our policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goal. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Based on the above, we request that stockholders indicate their support, on a non-binding advisory basis, for the compensation of our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders of Anterix Inc. approve, on an advisory basis, the compensation paid to Anterix Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, the compensation tables and the narrative discussion in Anterix Inc.’s 2020 proxy statement.”

As an advisory vote, this proposal 3 is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

The approval of this advisory, non-binding proposal requires the approval of a majority of the votes cast by the holders of shares present or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY, NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act provides that stockholders must be given the opportunity to vote, on a non-binding advisory basis, for their preference as to how frequently we should seek future non-binding advisory votes to approve the compensation of our named executive officers, as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve the compensation of our named executive officers.

By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future non-binding advisory votes to approve the compensation of our named executive officers every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal. Our Board of Directors has determined that an annual advisory vote to approve the compensation of our named executive officers will enable our stockholders to provide the Company with input regarding the compensation of our named executive officers on a timely basis.

Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two or three years, or abstaining). The option that receives the highest number of votes from the voting power of shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

As an advisory vote, this proposal will not be binding on the Company, our Board of Directors or our Compensation Committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our Board. Our Board may decide that it is in the best interests of our stockholders and the Company to hold a non-binding advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders. Notwithstanding the non-binding advisory nature of this vote, the Company recognizes that the stockholders may have different views as to the best approach for the Company and looks forward to hearing from stockholders as to their preferences on the frequency of a non-binding advisory vote on executive compensation.

Vote Required and Board Recommendation

The frequency of one year, two years or three years that receives the affirmative vote of a majority of votes cast will be deemed to be the recommended frequency, on an advisory, non-binding basis, of future advisory votes on the compensation of our named executive officers. You may vote for a frequency of future stockholder votes on executive compensation of every “ONE YEAR,” “TWO YEARS,” or “THREE YEARS” or “ABSTAIN.” If no frequency receives the majority of the foregoing vote, then we will consider the option of one year, two years or three years that received the highest number of votes cast to be the frequency recommended by stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal, other than counting towards the quorum of the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF ONE YEAR AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY, NON-BINDING VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE

The following is the report of our Audit Committee with respect to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 28, 2020 (the “Annual Report”). The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of four directors, each of whom is an “independent director” as defined under the listing standards for the Nasdaq Stock Market and the rules and regulations of the SEC. The Audit Committee acts pursuant to a written charter that has been adopted by our Board. A copy of the charter is available on the Company’s website at www.anterix.com.

Our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended March 31, 2020, Grant Thornton, was responsible for expressing an opinion as to the conformity of our audited financial statements with accounting principles generally accepted in the United States of America.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Grant Thornton to review the financial statements included in the Annual Report. The Audit Committee discussed with a representative of Grant Thornton the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including General Auditing Standards 1301, Communications with Audit Committees. In addition, the Audit Committee met with Grant Thornton, with and without management present, to discuss the overall scope of Grant Thornton audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Grant Thornton required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Grant Thornton its independence, and satisfied itself as to the independence of Grant Thornton.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended March 31, 2020 and 2019, be included in the Company’s Annual Report and filed with the SEC.

The Audit Committee of the Board of Directors:

T. Clark Akers, Chair
Greg W. Cominos Gregory A. Pratt
Paul Saleh

OTHER MATTERS

The Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described in this Proxy Statement. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies in the exercise of their discretion on such matter.

PROXY SOLICITATION

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  In addition, the Company has hired Broadridge Advisors, at an estimated cost of $25,000.00 plus reimbursement of reasonable expenses, to assist in the solicitation of proxies. Our directors, officers, and employees may also solicit proxies by mail, telephone, and personal contact, but they will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2021 Annual Meeting must do so by sending the proposal to our General Counsel & Corporate Secretary at Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2021 Annual Meeting is March 22, 2021. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2021 Annual Meeting, any such stockholder proposal must be received by our General Counsel & Corporate Secretary on or before March 22, 2021, and comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act of 1934, as well as the applicable requirements of our Amended and Restated Bylaws. Any stockholder proposal received after March 22, 2021, will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Amended and Restated Bylaws.

Our Amended and Restated Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the one-year anniversary of the date on of the 2020 Annual Meeting (i.e., September 2, 2021) and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters as required by our Amended and Restated Bylaws. Therefore, to be presented at our 2021 Annual Meeting, such a proposal must be received by the Company on or after May 5, 2021 but no later than June 4, 2021. If the date of the 2021 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2020 Annual Meeting, notice must be received no earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which the public announcement of the date of such Annual Meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Notice or a single set of our proxy material, as applicable. Each stockholder continues to receive a separate proxy card.  This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Anterix Inc. stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to:  Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attn:  General Counsel & Corporate Secretary, (973) 255-4945. Upon your request, we will deliver a separate copy to you.

Some brokers household proxy materials, delivering a single Proxy Statement or Notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or notice, please notify your broker directly. You may also write to:  Continental Stock Transfer & Trust Company, 1 State Street 30th Floor, New York, NY 10004, Attention:  Compliance Department, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Anterix Inc. at the contact information listed above, to request information about householding.

ANNUAL REPORT ON FORM 10-K

The Company filed an Annual Report on Form 10-K for the year ended March 31, 2020 with the SEC which is accessible free of charge on our website at www.anterix.com under Investor—SEC Filings.  A copy of the Company’s Annual Report on Form 10-K will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Anterix Inc., 3 Garret Mountain Plaza, Suite 401, Woodland Park, New Jersey 07424, Attention:  General Counsel & Corporate Secretary. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered to be proxy-soliciting material.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that involve risks and uncertainties, such as statement of our plans, objectives, expectations and intentions.  Any statement that are not statements of historical fact are forward-looking statements.  These forward-looking statement are subject to risks and uncertainties that could cause our actual results or events to differ materially from those expressed or implied by the forward-looking statements.  Except as required by applicable law, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Proxy Statement.

Important factors, including those discussed under the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for Fiscal 2020, filed with the SEC on May 28, 2020, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except to the extent required by applicable law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Gena L. Ashe
General Counsel and Corporate Secretary
July 20, 2020

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATEX2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21029-P41824

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANTERIX INC.

The Board of Directors recommends you vote FOR the following director nominees:

	For	Against	Abstain
1a. Morgan E. O'Brien	☐	☐	☐
1b. Robert H. Schwartz	☐	☐	☐
1c. Hamid Akhavan	☐	☐	☐
1d. Leslie B. Daniels	☐	☐	☐
1e. Gregory A. Haller	☐	☐	☐
1f. Singleton B. McAllister	☐	☐	☐
1g. Gregory A. Pratt	☐	☐	☐
1h. Paul Saleh	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2 and proposal 3:

The Board of Directors recommends you vote ONE year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D21030-P41824

ANTERIX INC.
2020 Annual Meeting of Stockholders
September 2, 2020 9:30 AM, Eastern Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert H. Schwartz and Gena L. Ashe, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Anterix Inc. that the undersigned is entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Daylight Time on September 2, 2020, via the Internet at www.virtualshareholdermeeting.com/ATEX2020, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

All votes must be received by 11:59 P.M., Eastern Daylight Time, September 1, 2020.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.